_______________________________________________________________

                                                                   Exhibit 10.36
                           AIRCRAFT SUBLEASE AGREEMENT


                                     between

                                INDIGO PACIFIC AB



                                  as Sublessor

                                       and

                             FRONTIER AIRLINES, INC.


                                  as Sublessee

                          Dated as of December 14, 1998


     _____________________________________________________________________


Aircraft Make and Model:                            Boeing 737-3U3
Aircraft Manufacturer's Serial Number               28734
Aircraft Registration Number:                       N309FL
Make and Model of Engines:                          CFM INTERNATIONAL CFM 56-3C1





To the extent, if any, that this Agreement constitutes chattel paper under the Uniform Commercial Code in any jurisdiction, no security interest in this Agreement may be created through the transfer and possession of any counterpart other than the original counterpart of this Agreement, so identified by the signature of Sublessor's Lender on the receipt set forth on the signature page of such original counterpart.

TABLE OF CONTENTS

1. SUMMARY OF TRANSACTION.....................................................7
2. DEFINITIONS................................................................9
   2.1 Definitions............................................................9
   2.2 Construction..........................................................19
3. REPRESENTATIONS AND WARRANTIES............................................20
   3.1 Sublessee's Representations and Warranties............................20
   3.2 Sublessor's Representations and Warranties............................23
   3.3 Survival of Representations and Warranties............................25
4. CONDITIONS PRECEDENT......................................................25
   4.1 Sublessor's Conditions Precedent......................................25
   4.2 Waiver................................................................27
   4.3 Sublessee's Conditions Precedent......................................27
   4.4 Waiver................................................................28
5. DELIVERY CONDITION AND INSPECTION OF AIRCRAFT.............................28
   5.1 Sublessee Selection of Aircraft.......................................28
   5.2 Conditions at Delivery................................................28
   5.3 Sublessee Inspection of Aircraft at Delivery..........................28
   5.4 Delivery of Aircraft to Sublessee.....................................29
   5.5 Sublessee Acceptance of Aircraft......................................29
6. LEASE TERM................................................................29
   6.1 Initial Lease Term....................................................29
   6.2 Lease Extension Date..................................................29
   6.3 Expiry Date...........................................................30
   6.4 Risk..................................................................31
7. DELIVERY..................................................................31
   7.1 Delivery..............................................................31
8. RENT......................................................................31
   8.1 Rent Date.............................................................31
   8.2 Time of Payment.......................................................32
   8.3 Amount of Basic Rent..................................................32
   8.4 Reserves..............................................................32
   8.5 Increased Rent for Hour/Cycle Ratio...................................32
9. SECURITY DEPOSIT..........................................................32
   9.1 Security Deposit......................................................32
   9.2 Letter of Credit......................................................32
   9.3 Sublessor's Rights....................................................32
10. MAINTENANCE RESERVES.....................................................33
   10.1 Amount...............................................................33
   10.2 Payments.............................................................33
   10.3 Adjustment...........................................................33
   10.4 Release of Maintenance Reserves......................................34
   10.5 Costs in Excess of Reserves..........................................35
   10.6 Reimbursement after Expiry Date......................................35
   10.7 LLP Maintenance Reserve..............................................35
   10.8 No Anticipated Draw-down.............................................36
11. PAYMENTS.................................................................36
   11.1 Account for Sublessee Payments.......................................36
   11.2 Default Interest.....................................................36
   11.3 Absolute Obligations.................................................37
   11.4 Application of Payments to Sublessor.................................37
   11.5 Currency Indemnity...................................................37
   11.6 Set-off..............................................................38
   11.7 Time for Payments....................................................38
12. SUBLESSOR'S CONVENANTS...................................................38
   12.1 Quiet Enjoyment......................................................38
   12.2 Sublessor Obligations Following Expiry Date..........................38
13. SUBLESSEE'S COVENANTS....................................................39
   13.1 Duration.............................................................39
   13.2 Information..........................................................39
   13.3 Sublessor visits.....................................................41
   13.4 Periodic Estoppel Certificates.......................................41
   13.5 Airport and Navigation Charges.......................................41
   13.6 Operation of Aircraft................................................42
   13.7 Areas of Operation...................................................42
   13.8 Non-Prejudicial Action...............................................42
   13.9 Non-Representation of Sublessor......................................42
   13.10 Inspection..........................................................43
   13.11 Registration........................................................43
   13.12 Name Plates.........................................................44
   13.13 Geneva Convention...................................................44
   13.14 Merger and Shareholding.............................................44
   13.15 Ownership...........................................................45
14. POSSESSION...............................................................46
   14.1 No Relinquishment of Possession......................................46
   14.2 Sublessee Primarily Liable...........................................49
   14.3 Recognition of Rights................................................49
15. SECURITY INTERESTS.......................................................49
   15.1 Title................................................................49
   15.2 No Security Interests; Base of Aircraft..............................49
   15.3 Notice to Sublessor..................................................50
   15.4 Procure Release......................................................50
16. MAINTENANCE AND REPAIR...................................................50
   16.1 General Obligations..................................................50
   16.2 Specific Obligations.................................................51
17. REPLACEMENT OF PARTS.....................................................53
   17.1 Replacement of Parts.................................................53
   17.2 Title to Replacement Parts...........................................53
   17.3 Pooling of Parts.....................................................53
   17.4 Alterations..........................................................54
   17.5 Removal of Parts.....................................................54
   17.6 Substitution of Engine...............................................55
   17.7 Temporary Removal of Parts...........................................56
18. MANUFACTURER'S WARRANTIES................................................57
   18.1 Authorization........................................................57
   18.2 Proceeds.............................................................58
   18.3 Agreements with Manufacturers........................................58
19. DISCLAIMERS..............................................................58
   19.1 As Is, where Is......................................................59
   19.2 No Sublessor Liability for Losses....................................61
   19.3 Exclusion............................................................61
   19.4 Waiver...............................................................62
   19.5 Confirmation.........................................................62
20. INDEMNITIES..............................................................62
   20.1 General..............................................................62
   20.2 Survival of Indemnification..........................................63
   20.3 Notice to Sublessee..................................................63
21. TAXATION.................................................................63
   21.1 Gross-up.............................................................63
   21.2 Tax Indemnity........................................................64
   21.3 Value Added Taxes....................................................65
   21.4 Taxation of Indemnity Payments.......................................65
   21.5 Benefit of Indemnities...............................................66
   21.6 Sublessor Indemnification............................................66
   21.7 Survival of Tax Indemnities..........................................66
   21.8 Mitigation and Cooperation...........................................66
   21.9 Furnishing Forms.....................................................66
22. INSURANCE................................................................67
   22.1 Insurances...........................................................67
   22.2 Requirements.........................................................67
   22.3 Insurance Covenants..................................................67
   22.4 Renewal of Insurances................................................69
   22.5 AVN 2000.............................................................69
   22.6 Failure to Insure....................................................69
   22.7 Continuation of Insurances...........................................70
   22.8 Application of Insurance Proceeds....................................70
   22.9 Pursuit of Claims....................................................70
23. LOSS, DAMAGES AND REQUISITION............................................71
   23.1 Total Loss Prior to Pre-Delivery Acceptance..........................71
   23.2 Total Loss After Pre-Delivery Acceptance.............................71
   23.3 Total Loss of Engines................................................72
   23.4 Requisition..........................................................72
24. REDELIVERY...............................................................73
   24.1 Redelivery of Aircraft; General Conditions...........................73
   24.2 Final Inspection.....................................................74
   24.3 Operational Ground Check; Demonstration Flight.......................74
   24.4 Non-compliance.......................................................75
   24.5 Acknowledgment.......................................................76
   24.7 Return of the Letter of Credit.......................................76
25. EVENTS OF DEFAULT........................................................76
   25.1 Events...............................................................76
   25.2 Sublessor's Rights...................................................79
   25.3 Default Payments.....................................................81
26. ASSIGNMENT AND TRANSFER..................................................82
   26.1 By Sublessee.........................................................82
   26.2 By Sublessor.........................................................82
   26.3 Assignment to Lender.................................................82
   26.4 Sublessor Includes Sublessor's Assignee and Sublessor's Lender.......83
27. MISCELLANEOUS PROVISIONS.................................................83
   27.1 Rights Cumulative, Waivers...........................................83
   27.2 Delegation...........................................................84
   27.3 Expenses.............................................................84
   27.4 Time of Essence......................................................84
   27.5 Entire Agreement.....................................................84
   27.6 Further Assurances...................................................84
   27.7 Language.............................................................85
   27.8 Variation............................................................85
   27.9 Invalidity of any Provision..........................................85
   27.10 Survival............................................................85
   27.11 Reimbursement.......................................................85
   27.12 Press Releases......................................................85
   27.13 Power of Attorney...................................................86
   27.14 Usury Laws..........................................................86
   27.15 Confidentiality.....................................................86
   27.16 Counterparts........................................................86
28. NOTICES..................................................................87
29. GOVERNING LAW AND JURISDICTION...........................................88
   29.1 New York Law.........................................................88
   29.2 Non-exclusive Jurisdiction in New York...............................88
   29.3 Waiver...............................................................89

SCHEDULES

Schedule 1               Aircraft Specification                              96
Schedule 2               Delivery Conditions                                 99
Schedule 3               Acceptance Certificate                             100
Schedule 4               Sublease Supplement                                102
Schedule 5               Insurance Requirements                             104
Schedule 6               Return Conditions                                  108
Schedule 7               Return Acceptance Certificate                      111
Schedule 9               Monthly Aircraft Utilization and Status Report     119
Schedule 10              Power of Attorney                                  121

THIS AGREEMENT is made on the 14th day of December, 1998.

BETWEEN:

(1) INDIGO PACIFIC AB, a company incorporated under the laws of Sweden whose registered office is at Sodra Forstadsgatan 4, SE-21143 Maluno, Sweden ("Sublessor"); and

(2) FRONTIER AIRLINES, INC., a company incorporated under the laws of Colorado whose chief executive office and principal place of business is 12015 E. 46th Avenue, Denver, Colorado, 80239 ("Sublessee").

WHEREAS:

Owner Trustee (as hereinafter defined) holds title to the Aircraft for the benefit of Subessor (as hereinafter defined);

Owner Trustee leases the Aircraft to Sublessor;

Sublessor wishes to sublease the Aircraft (as hereinafter defined) to Sublessee and Sublessee is willing to sublease the Aircraft from Sublessor on the terms of this Agreement; therefore

IT IS AGREED as follows:


1.            summary of transaction

The following is a summary of the lease transaction between Sublessor and Sublessee. It is set forth for the convenience of the parties only and will not be deemed in any way to amend, detract from or simplify the other provisions of this Agreement.

              (i)        Description of the Aircraft

                         One Boeing 737-3U3
                         MSN 28734
                         Reg No. N309FL

              (ii)       Scheduled Delivery Date and Location

                         December 14, 1998, at Evergreen Air Center Marana, Arizona.

              (iii)      Initial Lease Term

                         From  Delivery Date to 1 May 2000.

              (iv)       Lease Extension Option

                         Sublessor  has an option to extend  until  October  31,
2000, subject to six (6) month prior written notice.

              (v)        Security Deposit

                         US$ 100,000, payable as follows:
                         In cash upon signing of Letter of Intent; upon Delivery the Security deposit will be set off against the first month's Rent.

                         US$ 600,000
                         Irrevocable   Letter   of   Credit   to  the  value  of
                         $600,000.00 provided 1 day prior to Delivery, in a form acceptable to Sublessor.

              (vi)       Transaction Fee

                         Not applicable.

              (vii)      Rent During Initial Lease Term

                         US$ 258,000 per month, payable in advance.

              (viii)     Rent During Lease Extension Term

                         US$ 258,000 per month, payable in advance.

              (ix)       Reserves

                         Airframe Maintenance Reserve: US$ 70 per Flight Hour. Engine Maintenance Reserve: US$ 80 per Flight Hour for each Engine.
                         LLP Maintenance Reserve: US$20 per Flight Hour.
                         Landing Gear Maintenance Reserve: US$ 10 per Cycle.
                         APU Maintenance Reserve: US$6 per Flight Hour.

              (x)        Country of Aircraft Registration

                         United States of America.

              (xi)       Agreed Value of Aircraft

                         US$ 33,000,000

              (xii)      Damage Notification Threshold

                         US$ 250,000

              (xiii)     Sublessor's Bank Account

                         Proceeds Account
                         KBC New York
                         125 W 55th Street
                         NY 10019, New York
                         Accoutn Number:  21557003
                         SWIFT:  KREDUS33   for  credit  to  KBC Finance Ireland
                         quoting Indigo Proceeds Account #03/43824/77


              (xiv)      Indemnitees

                         Sublessor
                         Owner Trustee
                         Sublessor's Lender


2.            DEFINITIONS

2.1           Definitions

In this Agreement the following words and expressions have the following meanings unless the context otherwise requires:

Acceptance  Certificate means a certificate substantially in the form set out in
Schedule 3;

Agreed Value means THIRTY THREE MILLION US DOLLARS (US$33,000,000);

Aircraft means the aircraft described in Schedule 1 (which term includes where the context admits a separate reference to any or all Engines, Parts and Aircraft Documents);

Aircraft Documents means the documents, data and records identified in Annex 1 to Schedule 3 of this Agreement and all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with this Agreement all of which shall be in the English language;

Airframe means the Aircraft, excluding the Engines and the Aircraft Documents;

Air Navigation Charges means all charges incurred with the furnishing, issue or provision of information, directions and other facilities in connection with the navigation or movement of the Aircraft (including the control or movement of vehicles in any part of an airport used for the movement of aircraft);

Airport Charges means all charges incurred in connection with the landing, parking or taking-off of aircraft at airports or for the use of, or for services provided at, airports;

Airworthiness Directive means an airworthiness directive or other mandatory requirement issued by the FAA or any other Aviation Authority or Government Entity;

APU means the auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed in accordance with this Agreement, title to which is transferred to Owner Trustee;

Assignment of Insurances means the assignment by Sublessee to Sublessor, or at the request of Sublessor, to Sublessor's Lender, of all of Sublessee's rights, title and interest in and to the Insurances with respect to the Aircraft (other than the Insurances relating to liability) or any other form of Security Interest in favor of Sublessor, Owner Trustee or Sublessor's Lender in and to the Insurances with respect to the Aircraft;

Aviation Authority means all and any of the authorities, government departments, committees or agencies which under the laws of the State of Registration shall from time to time:

(a)          have control or supervision of civil aviation in that state; or

(b) have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, the Aircraft;

Basic Rent means all amounts payable pursuant to Clause 8.3.

Business Day means any day (other than a Saturday or Sunday or holidays scheduled by law) on which banks are open for foreign exchange business in Dublin, London, Stockolm and New York;

"C" Check means a "C" check (a complete zonal and systems check and the corresponding lower "A" and "B" checks or equivalent in accordance with the MPD) in accordance with Sublessee's maintenance program approved by the Aviation Authority that shall at least meet the requirements of the MPD;

Conditions Precedent means the conditions specified in Clause 4.1;

CPCP means corrosion protection control program;

Cycle means one take-off and landing of the Airframe or, in relation to an Engine or Part, one take-off and landing of the airframe to which that Engine or Part may be attached;

Damage Notification Threshold means US$250,000;

Default means any Event of Default and any event which with the passing of time and/or giving of notice and/or making of any determination, would constitute an Event of Default;

Default Rate means, for the relevant period, 3% above the rate of interest at the start of that relevant period publicly quoted by The Chase Manhattan Bank N.A. as its Prime Rate;

Delivery means delivery of the Aircraft by Sublessor to Sublessee pursuant to Clause 7;

Delivery Date means the date on which Delivery occurs;

Delivery Location means Evergreen Air Center Marana, Arizona or such other location as the parties may agree;

Delivery Work means the maintenance and modification work to be performed at Sublessor's expense on the Aircraft just prior to Delivery as described in
Schedule 2 hereto;

Dollars and US$ means the lawful currency of the United States of America;

Engine means, whether or not for the time being installed on the Aircraft:

(a) each engine of the manufacture, model and serial number specified in Schedule 1 which Sublessor elects to tender to Sublessee with and whether or not installed on the Airframe on the Delivery Date, such engines being described as to serial numbers on the certificate of acceptance to be executed by Sublessee upon Delivery; or

(b) any engine that has replaced that engine, title to which has, or should have, passed to Owner Trustee in accordance with this Agreement,

and in each case includes all modules and Parts from time to time belonging to or installed in that engine but excludes any properly replaced engine title to which has, or should have, passed to Sublessee pursuant to this Agreement;

Engine Agreed Value means six million Dollars (US$6,000,000);

Engine  Performance  Restoration  Visit means any overhaul,  refurbishment,  hot section inspection, replacement of internal life limited parts, disassembly, assembly and testing required thereof during an engine shop visit which requires, as a minimum, a major disassembly of an Engine and the removal and reinstallation of internal rotating parts;

Engine Total Loss means the occurrence with respect to an Engine only, whether or not installed on the Airframe, of any of those events described in the definition of Total Loss;

Event of Default means any event specified in Clause 25.1;

Expiry Date means the date determined in accordance with Clause 6.3;

Extension Lease Expiry Date means October 31, 2000 or such other date as agreed to between the parties;

Extension Lease Term means the period commencing on the day following the Initial Lease Expiry Date and ending on the Extension Lease Expiry Date;

FAA means the Federal Aviation Administration of the United States of America and any successor thereof;

Facility Agreement means the facility agreement entered into between Sublessor's Lender and Sublessor in respect of the financing of Sublessor's acquisition of the Aircraft;

FAR means the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations, as amended, modified or replaced from time to time;

Federal Aviation Act means 49 United States Code Subtitle VII, the former Federal Aviation Act as amended, as further amended, modified or replaced from time to time;

Final Inspection has the meaning given to it in Clause 24.2;

Financial Indebtedness means any indebtedness in respect of:

(a)           money borrowed or raised;

(b)           payments due under finance or operating leases;

(c) any guarantee or indemnity in respect of obligations of the type referred to in paragraphs (a) or (b);

Flight Hour means each hour or part thereof (rounded up to two decimal places) elapsing from the moment the wheels of the Aircraft leaves the ground on the tarmac before take off until the wheels of the Aircraft next touch ground;

Geneva Convention means the Convention on the International Recognition of Rights in Aircraft signed at Geneva, Switzerland on 19 June 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the State of Registration does not accede;

Government Entity means:

(a) any national government, political subdivision thereof, or local jurisdiction therein;

(b) any instrumentality, board, commission, court, or agency of any thereof, however constituted including, for the avoidance of doubt, the Aviation Authority; and

(c) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant;

Head Lease Agreement means the aircraft lease agreement entered into between Owner Trustee and Sublessor dated as of even date herewith which is being filed with the FAA simultaneously herewith;

Indemnitees means Sublessor, Owner Trustee, Sublessor's Lender or any other person identified by Sublessor prior to the Delivery Date or, with the consent of Sublessee, after the Delivery Date to have an interest in the Transaction Documents and their respective successors and assigns, shareholders, subsidiaries, affiliates, partners, contractors, directors, officers, servants, agents and employees;

Initial Lease Expiry Date means 1 May, 2000;

Initial Lease Term means the period commencing on the Delivery Date and ending on the Initial Lease Expiry Date;

Insurances bears the meaning ascribed to it in Clause 22.1 (a);

Landing Gear means the landing gear assembly of the Aircraft, including all life limited parts;

Lease Term means the Initial Lease Term and, if the lease is extended in accordance with Clause 6.2, the Extension Lease Term;

Letter of Credit bears the meaning ascribed to it in Clause 9.2;

Loss means any and all loss, liability, obligation, action, claim, suits, proceeding, judgment, penalty, fine, damages, fee, cost, disbursement and expense and Losses shall be construed accordingly;

Maintenance Facility means, prior to Delivery, Evergreen Air Center Marana, Arizona and, after Delivery, such FAA approved maintenance facility as the Sublessor may approve in writing;

Maintenance Reserves means all amounts payable pursuant to Clause 10;

Manufacturer means The Boeing Company, a Delaware corporation with its principal office in Seattle, State of Washington, U.S.A.;

Minimum Liability Coverage means US$500,000,000 on each occurrence;

Monthly Report means a report substantially in the form of Schedule 9;

Mortgage means a mortgage over the Aircraft created for the benefit of Sublessor's Lender;

MPD mean the Maintenance Planning Data published by the Manufacturer and applicable to the Aircraft;

Other Agreements means any other aircraft lease or sublease agreement or other agreement from time to time entered into between Sublessor (or any partner, subsidiary, associate or affiliate of Sublessor) and Sublessee (or any subsidiary, associate or affiliate of Sublessee);

Owner Trustee means First Security Bank, National Association, not in its individual capacity but solely as owner trustee pursuant to a trust agreement dated on or about the date hereof with Indigo Pacific AB as beneficiary;

Part means, whether or not for the time being installed on the Aircraft:

(a) any component, furnishing or equipment (other than a complete Engine) furnished with the Aircraft on the Delivery Date; and

(b) any other component, furnishing or equipment (other than a complete Engine) title to which has, or should have, passed to Owner Trustee pursuant to this Agreement;

but excludes any such items title to which has, or should have, passed to Sublessee pursuant to this Agreement;

Permitted Lien means:

(a)           any lien for  Taxes not assessed or,  if assessed, not yet due and
              payable,   or  being  contested  in  good  faith  by   appropriate
              proceedings;

(b) any inchoate liens of a repairer, materialman, workman, employee, mechanic, carrier, hangar keeper or other similar lien arising in the ordinary course of business in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings;

(c) liens arising out of judgments or awards with respect to which at the time (i) an appeal proceedings for review is being contested diligently and in good faith and (ii) a stay of execution shall have been secured (and remains in force);

(d)           any Sublessor Lien; and

(e) any Security Interest created by Sublessee with the written consent of Sublessor,

but only if (in the case of (a), (b) and (c)) (i) adequate resources are available for the payment of those Taxes or obligations and (ii) such proceedings, or the continued existence of the lien, do not involve any danger (in the reasonable opinion of Sublessor) of the sale, forfeiture or other loss of the Aircraft or any interest therein;

Physical Redelivery Location means Long Beach Airport or such other location as the parties may agree;

Redelivery Date means the Expiry Date or the earlier date of termination of the leasing of the Aircraft in accordance with the terms of this Agreement;

Rent means all amounts payable pursuant to Clause 8.3;

Rent Date means the first day of each Rent Period;

Rent Period means each period ascertained in accordance with Clause 8.1;

Replacement Engine means an engine complying with Clause 17.6;

Reserves  means  the  Airframe   Maintenance  Reserve,  the  Engine  Maintenance
Reserves, the LLP Maintenance Reserve, the Landing Gear Maintenance Reserve and the APU Maintenance Reserve as specified in Clause 10;

Return Conditions means the conditions specified in Schedule 6;

Scheduled Delivery Date means December 14, 1998, or such other date as the parties may mutually agree and Sublessor may be able to deliver the Aircraft to Sublessee;

Security Deposit means the amount payable pursuant to Clause 9.1 as it may be adjusted from time to time (upwards or downwards) pursuant to Clause 9;

Security Interest means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation or any other agreement or arrangement conferring security;

State of Incorporation means Colorado, United States of America;

State of Registration means in relation to the Aircraft, the United States of America or any other state or territory in which the Aircraft is, in accordance with the provisions hereof, registered from time to time;

Sublease Supplement means the Sublease Supplement,  substantially in the form of
Schedule 4 hereto, entered into between Sublessor and Sublessee;

Sublessor's Lender means KBC Finance Ireland and the Banks (as defined in the Facility Agreement) or any person or persons notified by Sublessor to Sublessee under Clause 26 as providing financing to Owner Trustee in respect of the acquisition, ownership or leasing of the Aircraft from time to time (including any successors in title or assignees of any such persons);

Sublessor Lien means:

(a) any Security Interest from time to time created by or through Sublessor in connection with the financing of the Aircraft;

(b) any other Security Interest in respect of the Aircraft that results from acts of or claims against Sublessor not related to the transactions contemplated by or permitted under this Agreement;

(c)           any  Security  Interest  in  respect of the Aircraft for Sublessor
              Taxes;

(d) any Security Interest in respect of the Aircraft existing prior to Delivery; or

(e) any Security Interest arising as a result of any act or omission of Sublessor that constitutes a breach of this Agreement;

(f) any Security Interest that results from any indebtedness, liability or other obligation arising by, through or under Sublessor or any of the Indemnitees and that is not indemnified against by Sublessee under this Agreement;

Sublessee's Maintenance Program means the maintenance program adopted by the Sublessee for its 737-300 aircraft that shall at least meet the requirements of the Aviation Authority in the State of Registration and of the MPD;

Sublessor Taxes means Taxes:

(a)           imposed as a result of activities of Sublessor in the jurisdiction
              imposing  the  liability   unrelated  to  this  Agreement  or  the
              operation of the Aircraft by Sublessee;

(b)           imposed on the net income, profits or gains of Sublessor; or

(c) imposed with respect to (i) any event occurring prior to the Delivery Date or after the Expiry Date or (ii) any period commencing and ending prior to Delivery Date or any period commencing after the Expiry Date;

Supplemental Rent means any and all amounts, liabilities and obligations (other than Basic Rent) which Sublessee assumes, agrees or is otherwise obligated to pay Sublessor hereunder including Reserves, Total Loss Proceeds, payment of Indemnity, interest or Default Interest;

Taxes means all present and future taxes, imports, levies, duties or charges, deductions, withholdings of any nature (including without limiting the foregoing any value added, franchise, transfer, sales, gross receipts, business, excise, personal property, stamp, documentary, registration or other tax of whatsoever nature) together with any assessments, fines, additions to tax or interest thereon included and Tax and Taxation shall be construed accordingly;

Technical Redelivery Location means Sublessee's facilities in Denver Colorado or such other location as the parties may agree;

Total Loss means with respect to the Aircraft (including for the purposes of this definition the Airframe):

(a) the actual, constructive, compromised, arranged or agreed total loss of the Aircraft; or

(b)           the Aircraft being destroyed,  damaged  beyond  economic repair or
              permanently  rendered  unfit  for  normal  use  for   any   reason
              whatsoever; or

(c) the requisition of title, confiscation, sequestration restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a requisition for hire for a temporary period not exceeding One Hundred Twenty (120) days or by the U.S. Government or any agency thereof) by or under the order of any government (whether civil, military or de facto) or public or local authorities or courts ; or

(d) the hi-jacking, theft or disappearance of the Aircraft or any other occurrence resulting in loss of possession by Sublessee and/or operation thereof for a period of sixty (60) consecutive days or longer;

(e) any sale of the Aircraft in connection with a Sublessee bankruptcy whether by an administrator, trustee or court;

(f) any other occurrence not permitted under this Agreement that deprives Sublessee of use and possession for a period of sixty
              (60) consecutive days or longer;

For the avoidance of doubt, a Total Loss of the Aircraft will be deemed to have occurred when a Total Loss of the Airframe occurs even if there has not been a Total Loss of an Engine or Engines;

Total Loss Date means:

(a) in the case of an actual total loss or destruction, damage beyond repair, or being rendered permanently unfit, the date on which such loss, destruction, damage or rendition occurs (or, if the date of loss or destruction is not known, the date on which the Aircraft or the relevant part thereof was last heard of);

(b) in the case of a constructive, compromised, arranged or agreed total loss, whichever shall be the earlier of (i) the date being sixty (60) days after the date on which notice claiming such total loss is issued to the insurers or brokers, and (ii) the date on which such loss is agreed or compromised by the insurers;

(c)           in the case of requisition for title, sequestration, confiscation,
              restraint,  detention,   forfeiture,   compulsory  acquisition  or
              seizure, the date on which the same takes effect;

(d) in the case of requisition for hire by a person other than the U.S. Government or an agency thereof, the expiration of a period of One Hundred Twenty (120) days from the date on which such requisition commenced (or, if earlier, the date on which the insurers make payment on the basis of a total loss);

(e) in the case of paragraph (d) in the definition of Total Loss, the final day of the said period of sixty (60) consecutive days;

(f) in the case of paragraph (e) in the definition of Total Loss, the date on which the Aircraft is sold; and

(g) in case of paragraph (f) above the definition of Total Loss, the final day of the said period of sixty (60) consecutive days;

Total Loss Proceeds means the proceeds of any insurance, or any compensation or similar payment, arising in respect of a Total Loss;

Transaction Documents means

(a)           this Agreement;

(b)           the Assignment of Insurances;

(c) the acknowledgement by Sublessee of the security assignment and/ or the pledge of, inter alia, this Agreement in favor of the Sublessor's Lender and any documents duly executed pursuant to any of the foregoing by Sublessee or Sublessor;

(d)           the Sublease Supplement;

(e)           the Acceptance Certificate.

"US Air Carrier" means an air carrier (a) operating under (i) a certificate of public convenience and necessity issued under 49 U.S.C 41102(a) and of the type referred to in U.S.C section 1110, which is in full force and effect and (ii) an air carrier operators certificate issued pursuant to chapter 447 of the FAA for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo which is in full force and effect; and (b) qualifying as a debtor subject to 11 U.S.C section 1110.

2.2           Construction

2.2.1         References in this Agreement to:

              (i) Clauses or Schedules are, unless otherwise specified, references to Clauses of, and Schedules to, this Agreement;

              (ii) any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any provision enacted in substitution therefor;

              (iii) the Aircraft includes any part of the Aircraft, and, where the context so admits, any of the Aircraft Documents, and references to any part of the Aircraft include any part of any Engine;

              (iv) the word person or persons or to words importing persons include individuals, partnerships, limited liability companies, corporations, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;

              (v)        Sublessor   or   Sublessee   include  any  assignee  or
                         successor in title to the Sublessor or the Sublessee respectively (subject to the provisions of Clause 26);

              (vi)       any   agreement  or   instrument   shall  include  such
                         agreement or instrument as it may from time to time be amended, supplemented or substituted;

              (vii) an agreement shall also include a concession, contract, deed, franchise, license, treaty or undertaking (in each case, whether oral or written);

              (viii) the assets of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenues (including any right to receive revenues);

              (ix) law includes common or customary law and any constitution, decree, judgement, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed;

              (x) month are references to a period starting on one day in a calendar month and ending on the day preceding the numerically corresponding day in the next calendar month (and references to months shall be construed accordingly) save that, where any such period would otherwise end on a non-Business Day, it shall end on the next preceding Business Day.

              (xi) any statute or other legislative provision or regulation shall be read to include any statutory or legislative or administrative modification or re-enactment thereof, or any substitution therefor;

              (xii) the words "including" or "include" are used herein without limitation to mean by way of example;

              (xiii)     the   words   "Agreement",   "hereof",  "herein"    and
                         "hereinafter" refer to this entire Agreement; and

              (xiv)      the word "or" is used inclusively to mean "and/or".

2.2.2         Headings are for ease of reference only.

2.2.3 Where the context so admits, words importing the singular number only shall include the plural and vice versa, and words importing neuter gender shall include the masculine or feminine gender.


3.            REPRESENTATIONS AND WARRANTIES

3.1           Sublessee's Representations and Warranties

Sublessee represents and warrants to Sublessor as of execution of this Agreement and each other Transaction Document and as of the Delivery Date (unless, in each case such representation and warranty is expressly applicable on and as of another date or dates):

                        (a) Corporate Status: Sublessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Incorporation and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations hereunder.

                        (b) Government Approvals. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other Government Entity is required for the valid authorization, execution, delivery and performance by Sublessee of the Transaction Documents or to make the Transaction Documents admissible in evidence in the State of Incorporation except as will have been duly effected as of the Delivery Date.

                        (c) Binding. Sublessee's Board of Directors has authorized Sublessee to enter into the Transaction Documents and perform its obligations under the Transaction Documents. This Agreement and the other Transaction Documents have been duly executed and delivered by Sublessee and represent the valid, enforceable and binding obligations of Sublessee except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors' rights. When executed by Sublessee at Delivery, the same will apply to the Acceptance Certificate.

                        (d) No Breach. The execution and delivery of the Transaction Documents, the consummation by Sublessee of the transactions contemplated herein and by the other Transaction Documents and compliance by Sublessee with the terms and provisions hereof do not and will not contravene any law applicable to Sublessee, or result in any breach of or constitute any default under or result in the creation of an Security Interest upon any property of Sublessee, pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Sublessee is a party or by which Sublessee or its properties or assets may be bound or affected. When executed by Sublessee at Delivery, the same will apply to the Acceptance Certificate.

                        (e) Filings. Except for the filing or recording of this Agreement with the FAA and the filing of a UCC-1 at the location of Sublessee's executive offices, no other filing or recording of any instrument or document (including the filing of any financial statement) is advisable under the laws of the State of Colorado to evidence the interests of Owner Trustee, Sublessor's Lender and Sublessor in the Aircraft or any Transaction Document.

                        (f) Licenses. Sublessee holds, all licenses, certificates and permits (including a US airworthiness certificate, registration certificate and radio licence) from all applicable Government Entities for the conduct of its business as a certificated air carrier and performance of its obligations under the Transaction Documents, including but not limited to a current certificate of public convenience and necessity and a current operating certificate for the operation of Boeing 737-300 aircraft.

                        (g) No Suits. There are no suits, arbitrations or other proceedings pending or threatened against Sublessee before any court or administrative agency against or affecting Sublessee that, if adversely determined, would have a material adverse effect on the financial condition or business of Sublessee or its ability to perform its obligations under this Agreement or any other Transaction Document.

                        (h) General Obligations. The obligations of Sublessee under this Agreement are direct, general and unconditional obligations of Sublessee and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Sublessee, with the exception of such obligations as are mandatorily preferred by law.

                        (i) Tax Returns. All necessary returns have been delivered by Sublessee to all relevant taxation authorities in the jurisdiction of its incorporation and Sublessee is not in default in the payment of any taxes due and payable.

                        (j) No Material Adverse Effect. Sublessee is not in default under any agreement to which it is a party or by which it may be bound that would have a material adverse effect on its business, assets or condition and no material litigation or administrative proceedings before any Government Entity is presently pending or to the knowledge of Sublessee threatened against it or its assets that would have a material adverse effect on the business, assets or condition (financial or otherwise) of Sublessee.

                        (k) No Default under this Sublease. At the time of execution of this Agreement , no Default has occurred and is continuing and the balance sheet and other financial statements for Sublessee for the year ended March 31, 1998 were prepared in accordance with accounting principles generally accepted and consistently applied in the State of Incorporation.

                        (l) No Winding Up. No meeting has been convened or other action taken for winding up or dissolution, or for the appointment of any receiver or similar officer, in relation to Sublessee or any of its assets.

                        (m) Continuation of Business. Sublessee will continue to operate substantially the same business as it is presently engaged in, will preserve its corporate existence, conduct its business in an orderly and efficient manner, satisfy its debts and obligations as they fall due and keep and maintain all of its assets and properties in good working order and condition.

                         (n) No immunity: in any proceedings taken in the State of Incorporation in relation to the Transaction Documents it would not be entitled to claim for itself or any of its assets any immunity from suit, execution, attachment or other legal process.

                         (o) Information: all information furnished by or on behalf of the Sublessee in connection with all transactions contemplated by the Transaction Documents is complete, true and correct in all material respects and all relevant facts concerning the business and affairs of the Sublessee have been disclosed to the Sublessor.

                         (p) Status: Sublessee is a US Air Carrier and a "citizen of the United States as defined in 49 U.S.C Section 40102. Sublessee shall operate the Aircraft under Part 121 of the
                                  FAR and shall at all times remain a duly certified US Air Carrier;

                         (q) Principal Place of Business: Sublessee's principal place of business and chief executive office as such terms are used in
                                  Article 9 of the Uniform Commercial Code are located at 12015 E. 46th Avenue, Denver, Colorado, 80239;

                         (r)      Flight Records: Sublessee's flight records are
                                  located  at  12015  E.  46th Avenue,   Denver,
                                  Colorado, 80239;

3.2           Sublessor's Representations and Warranties

Sublessor represents and warrants to Sublessee as of the Delivery Date that:

                        (a) Title to Aircraft. Sublessor warrants that title to the Aircraft will be vested in Owner Trustee and the Aircraft shall be free and clear of any and all Security Interests except for the Security Interests of Owner Trustee and Sublessor under the Head Lease Agreement and of Sublessor's Lender.

                        (b) Organizational Status. Sublessor is a company created and validly existing under the laws of Sweden and has the organizational power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement and each other Transaction Document to which it is party.

                        (c) Trust Agreement. The Trust Agreement dated as of even date herewith, 1998, by and between Owner Trustee and Sublessor (the "Trust Agreement"), has been duly authorized, validly executed and delivered on the part of Sublessor, is legally binding upon the Sublessor, and creates a legally enforceable trust (as hereinafter referred to as the "Trust"). Owner Trustee, in its capacity as Trustee of the Trust, has legal power and authority to take legal title to the Aircraft and has legal authority and is qualified as the holder of legal title to the Aircraft to register the Aircraft in accordance with the terms of the Federal Aviation Act.

                        (d) Government Approvals. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to any Government Entity is required for the valid authorization, execution, delivery and performance by Sublessor of this Agreement, except as will have been duly effected as of the Delivery Date.

                        (e) Binding. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by Sublessor and represent the valid, enforceable and binding obligations of Sublessor except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors' rights.

                        (f) No Breach. The execution and delivery of the Transaction Documents, the consummation by Sublessor of the transactions contemplated herein and compliance by Sublessor with the terms and provisions hereof do not and will not contravene any law applicable to Sublessor, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of Sublessor, pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Sublessor is a party or by which Sublessor or its properties or assets may be bound or affected.

Sublessor has no permanent establishment of business in the United States as defined by or interpreted pursuant to the Convention between the Government of New Zealand and the Government of the United States of America for Avoidance of Double Taxation and the Prevention of Fiscal Evasion With Respect to Taxes on Income.

3.3           Survival of Representations and Warranties

All of the foregoing representations and warranties shall survive the execution and delivery of this Sublease and the Delivery of the Aircraft.


4.            CONDITIONS PRECEDENT

4.1           Sublessor's Conditions Precedent

Sublessor's obligation to deliver and Sublease the Aircraft to Sublessee under this Agreement is subject to satisfaction of each of the following conditions:

4.1.1 receipt by Sublessor from Sublessee on or prior to the Delivery Date of the following, each in form and substance reasonably satisfactory to Sublessor:

              (i) Constitutional Documents. Copies of the Sublessees articles of incorporation and Bylaws, certified as true, complete and up-to-date by an officer of Sublessee.

              (ii) Resolutions. A copy, duly certified as a true copy by an officer of Sublessee of a board resolution of Sublessee approving the execution, delivery and performance of the Transaction Documents and naming the person or persons authorized to sign the Transaction Documents on behalf of Sublessee and authorized to sign on behalf of Sublessee any documents to be delivered by Sublessee pursuant hereto or contemporaneously herewith;

              (iii) Specimen signatures. A certificate of an officer of Sublessee setting out the names and signatures of the persons authorized to sign on behalf of Sublessee the Transaction Documents and any documents to be delivered by Sublessee pursuant hereto contemporaneously herewith;

              (iv) Consents. Evidence that all governmental or other consents, licenses, approvals and authorizations required for the execution, delivery and performance by Sublessee of the Transaction Documents have been obtained or made and are in full force and effect including, without limitation, a FAA certificate of airworthiness, FAA certificate of registration in the State of Registration and a radio licence;

              (v)        Accounts.    The   balance  sheet  and  other financial
                         statements  of  Sublessee  for  the year ended March 31
                         1998;

              (vi) Licences. Copies of Sublessee's Certificate of Public Convenience and Necessity and operating certificate covering its operation of 737-300 aircraft issued by the US Department of Transportation and FAA, respectively;

              (vii)      Transaction  Documents.   Originals  of the Transaction
                         Documents (duly executed by all parties other than Sublessor);

              (viii) Insurances. A certificate from the Insurer's confirming that the Insurances are in place together with an insurance broker's letter of undertaking (in a form acceptable to Owner Trustee, Sublessor's Lender and Sublessor) addressed to Owner Trustee, Sublessor's Lender and Sublessor;

              (ix)       Opinions. Legal opinions from:

                        (a) Counsel to Sublessee addressed to Owner Trustee, Sublessor's Lender and Sublessor confirming the representations (except for 3.1(d)) made by Sublessee hereunder in a form and substance acceptable to Owner Trustee, Sublessor's Lender and Sublessor;

                        (b) Special FAA counsel to Sublessee addressed to Owner Trustee, Sublessor's Lender and Sublessor confirming that this Sublease and other appropriate documents including Sublessor's Lender's mortgage have been filed with the FAA;

              (x) Security Deposit and Rent. Receipt by Sublessor of the Security Deposit to the extent set forth in Clause 9, the first monthly instalment of Rent and the Letter of Credit;

              (xi)       Others.   Any other  documents,  approvals,   consents,
                         certificates that Sublessor may reasonably require;

                        (a) the representations and warranties of Sublessee under Clause 3.1 shall be correct and would be correct if repeated on Delivery; and

                        (b)       no  Default   shall  have  occurred   and   be
                                  continuing.


4.2           Waiver

The Sublessor's Conditions Precedent are for the sole benefit of Sublessor and may be waived or deferred by Sublessor in whole or in part and with or without conditions. If any of the Conditions Precedent are not satisfied on the Delivery Date and Sublessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Sublessee, Sublessee shall ensure that such Conditions Precedent are fulfilled within 15 days after the Delivery Date, and Sublessor may treat the failure of Sublessee to do so as an Event of Default.

4.3           Sublessee's Conditions Precedent

Sublessee's obligation to accept and Sublease the Aircraft from Sublessor under this Agreement is subject to satisfaction of each of the following conditions:

4.3.1 The Aircraft is substantially and materially in the condition set forth in Schedule 2.

4.3.2 The receipt by Sublessee from Sublessor on or prior to the Delivery Date of the following, each in form and substance reasonably satisfactory to Sublessee:

              (i) Evidence of Authority. Certified copies of evidence of appropriate action approving the execution, delivery and performance of the Transaction Documents by Sublessor and of the person or persons authorized to sign the Transaction Documents on behalf of Sublessor or any other documents to be delivered to Sublessee by Sublessor;

              (ii) Specimen signatures. A certificate of an officer of Sublessor setting out the names and signatures of the persons authorized to sign on behalf of Sublessor the Transaction Documents and any documents to be delivered by Sublessor pursuant hereto contemporaneously herewith;

              (iii)      Transaction  Documents.    Originals  of  the following
                         documents (duly executed by Sublessor):

                        (a)       this Agreement; and

                        (b)       The Sublease Supplement.

              (iv) the representations and warranties of Sublessor under Clause 3.2 shall be correct and would be correct if repeated on Delivery; and

              (v) no Default by Sublessor shall have occurred and be continuing.

4.4           Waiver

The Sublessee's Conditions precedent are for the sole benefit of Sublessee and may be waived or deferred by Sublessee in whole or in part and with or without conditions.


5.            DELIVERY CONDITION AND INSPECTION OF AIRCRAFT

5.1           Sublessee Selection of Aircraft

IN ADDITION TO THE DISCLAIMER AT CLAUSE 19, SUBLESSEE REPRESENTS AND WARRANTS TO SUBLESSOR THAT SUBLESSEE HAS USED ITS OWN JUDGMENT IN SELECTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE. SUBLESSEE ACKNOWLEDGES THAT SUBLESSOR IS NOT A MANUFACTURER OF THE AIRCRAFT NOR A DEALER IN THE AIRCRAFT.

5.2           Conditions at Delivery

In addition to the disclaimer at Clause 19, Sublessor has advised Sublessee that at Delivery the Aircraft will be substantially and materially in the condition set forth in Schedule 2 provided that this confirmation expires as at Delivery.

5.3           Sublessee Inspection of Aircraft at Delivery

Sublessee will have the right to perform such ground inspection of the Aircraft as it deems appropriate. After completion of the ground inspection, if the Aircraft is acceptable to Sublessee ("Preliminary Acceptance") (subject to the results of the acceptance flight), Sublessee will technically accept the Aircraft (subject to the results of the acceptance flight) and will provide insurance coverage for the Aircraft, including the acceptance flight. Sublessee may, subject to having technically accepted the Aircraft and having provided for insurance coverage reasonably acceptable to Sublessor, have up to two observers on board the Aircraft during Air New Zealand Limited's acceptance flight from Manufacturer with respect to the Aircraft. Sublessee acknowledges that, as between it and Sublessor, in accepting the Aircraft it is relying on its own inspection and knowledge of the Aircraft in determining whether it meets the requirements of this Agreement.

5.4           Delivery of Aircraft to Sublessee

Subject to Sublessee having performed all of the conditions precedent to Delivery or waiver by the Sublessor set forth herein, Sublessor will deliver the Aircraft to Sublessee at the Delivery Location. Provided that the Aircraft is in the condition required by Clause 5.2 hereof, upon the tender of the Aircraft by Sublessor to Sublessee, Sublessee will accept the Aircraft and the date of tender by Sublessor to Sublessee will be deemed to be the Delivery Date for all purposes under this Agreement, including, but not limited to, the commencement of Sublessee's obligation to pay Rent hereunder. Sublessee shall execute and deliver the Acceptance Certificate to Sublessor

5.5           Sublessee Acceptance of Aircraft

So long as the Aircraft is in the condition, specified in Clause 5.2 hereof, Sublessee will accept the Aircraft when tendered for delivery by Sublessor. If Sublessee fails to (i) comply with the conditions contained in Clauses 4.1 so as to allow Delivery to take place upon tender or (ii) take delivery of the Aircraft when properly tendered for Delivery by Sublessor in the condition required hereunder, Sublessee will indemnify Sublessor for all reasonable costs and expenses incurred by Sublessor as a result thereof including (but without limitation) any payments that Sublessor or affiliates or related companies to Sublessor become obliged to make to any third party to put the Aircraft in the condition set forth in Schedule 2.

5.6           Post Delivery Obligations

Promptly following Delivery the Sublessor and Sublessee shall remove any components or parts on the Aircraft at Delivery which Sublessor and Sublessee agree to be surplus. In addition, Sublessee acknowledges that Sublessor intends to replace certain parts and components on the Aircraft. If requested by Sublessor Sublessee will on reasonable notice and at reasonable times make the Aircraft available to Sublessor, at the expense of Sublessor, to enable Sublessor to make such replacements.


6.            LEASE TERM

6.1           Initial Lease Term

Sublessor shall Sublease the Aircraft to Sublessee and Sublessee shall take the Aircraft on Sublease in accordance with this Agreement for the duration of the Initial Lease Term and, subject to Clause 6.2, the Extension Lease Term.

6.2           Lease Extension Date

6.2.1 Sublessor shall have the option to extend the Initial Lease Term under this Agreement for the period of the Extension Lease Term.

6.2.2 In order to exercise the option set out in Clause 6.2.1, Sublessor must give written notice to Sublessee not less than six (6) months prior to the Initial Lease Expiry Date.

6.3           Expiry Date

The Expiry Date shall be the Initial Lease Expiry Date or where Sublessor has served notice under Clause 6.2.2, the Extension Lease Expiry Date subject to the following provisions:

                        (a) If Sublessor, acting in accordance with Clause 4.2, notifies Sublessee that it is terminating this Agreement, Sublessee shall immediately redeliver the Aircraft in accordance with Clause 24 and the Expiry Date shall be the date upon which the Aircraft is redelivered and Sublessee has complied with its obligations hereunder;

                        (b) If Sublessor, acting in accordance with Clause 25.2, terminates the leasing of the Aircraft to Sublessee under this Agreement, Sublessee shall immediately redeliver the Aircraft in accordance with Clause 24 and the Expiry Date shall be the date upon which the Aircraft is redelivered and Sublessee has complied with all its obligations hereunder;

                        (c) If the Aircraft or Airframe suffers a Total Loss, the Expiry Date shall be the date on which Sublessee pays to Sublessor the Agreed Value and all other sums due from Sublessee to Sublessor hereunder.

                        (d) If Clause 24.4 becomes applicable, the Expiry Date shall be the date when any non-compliance referred to in Clause 24.4 has been fully rectified and Sublessor shall have accepted redelivery of the Aircraft and Sublessee shall have complied with all its obligations hereunder;

                        (e) Under any circumstances, the Expiry Date shall be the date upon which the Aircraft is redelivered in accordance with Clause 24 and the Return Acceptance Receipt executed and delivered in accordance with that clause; and

For the avoidance of doubt in respect of Clauses 6.3(a), (b), (d) and (e) the obligations of Lessee in respect of payment of Rent and all other obligations shall continue to be payable in respect of those days prior to the redelivery to Sublessor of the Aircraft in the Return Conditions, and in respect of Clause 6.3(c) such obligations shall continue until payment of the Total Loss Proceeds.

The obligations of Sublessee set forth in Clauses 13.17,  20, 21, 25 (b), (f) or
(g) and any other obligations of Sublessee that were due to have been performed but have not been fully performed prior to the termination of the Agreement pursuant to this Clause 6.3, will survive the Expiry Date.

6.4           Risk

6.4.1 Throughout the Lease Term and until redelivery of the Aircraft in accordance with Clause 24, Sublessee shall bear all risks of loss, theft, damage, confiscation and destruction of or to the Aircraft and every part thereof.

6.4.2 If the Aircraft is lost, stolen, confiscated, damaged, destroyed or otherwise rendered unfit and unavailable for use, Sublessor shall not be liable to repair the same or supply any equipment in substitution therefor unless caused by the intentional act or gross negligence of Sublessor, its employees or agents.


7.            DELIVERY

7.1           Delivery

Sublessor will deliver the Aircraft to Sublessee at the Delivery Location on or about the Scheduled Delivery Date and Sublessee will accept Delivery on that Date. Sublessor will notify Sublessee from time to time and in a timely manner of any changes to the Scheduled Delivery Date. Sublessee and Sublessor expressly acknowledge that Delivery of the Aircraft to Sublessee is subject to and conditioned upon delivery of the Aircraft by Manufacturer. Sublessor will not be liable for any loss or expense, or any loss of profit, arising from any delay or failure in Delivery to Sublessee unless such delay or failure arises as a direct consequence of the gross negligence or wilful default of Sublessor, and in no event will Sublessor be liable for any delay or failure that is caused by any failure, breach or delay on the part of the Manufacturer. If a delay, not caused by Sublessors or Sublessees breach of this Agreement, causes Delivery to be delayed beyond thirty (30) days after the Scheduled Delivery Date this Agreement shall, at the option of either party hereto, terminate and in such event, neither party will have any further obligation or liability under this Agreement, except that Sublessor will repay to Sublessee the amount of Security Deposit paid under this Agreement. So long as the Aircraft is in the condition specified in clause 5.2 hereof, Sublessee acknowledges its obligations to take Delivery on the Scheduled Delivery Date notwithstanding that pre-Delivery modifications requested by Sublessee are not complete on the Scheduled Delivery Date.


8.            RENT

8.1           Rent Date

The first Rent payment date shall be one (1) day prior to the Delivery Date, and each subsequent Rent payment date shall be on the monthly anniversary of the Delivery Date.

8.2           Time of Payment

Sublessee shall pay Rent to Sublessor or to its order in advance on each Rent Date. Sublessee shall initiate payment adequately in advance of each Rent Date to ensure that Sublessor receives credit for the payment on such Rent Date. If a Rent Date is a day which is not a Business Day, the Rent payable in respect of that Rent Period shall be paid on the Business Day immediately preceding the Rent Date. Each payment will be in accordance with clause 11.1 and accompanied by the annotation "[ ] Rent for month of [ ]".

8.3           Amount of Basic Rent

The Basic Rent payable on each Rent Date shall be the amount determined in accordance with Schedule 8.

8.4           Reserves

Sublessee will pay to Sublessor as Supplemental Rent, based on Sublessee's use of the Aircraft during the Lease Term, Reserves in accordance with Clause 10.


9.            SECURITY DEPOSIT

9.1           Security Deposit

Sublessee has paid to Sublessor a cash Security Deposit in the amount of $100,000 which amount shall be credited to the Basic Rent payable on the first Rent payment date.

9.2           Letter of Credit

The Sublessee shall provide the Sublessor with an additional security deposit in the form of an irrevocable, assignable standby letter of credit in favor of the Sublessor in the amount set forth in Schedule 8 in form and substance reasonably acceptable to Sublessor issued by a major commercial bank reasonably acceptable to Sublessor (the "Letter of Credit") on or prior to the Delivery Date. The Letter of Credit will serve as security for the performance by Sublessee of its obligations under this Agreement or the Other Agreements.

9.3           Sublessor's Rights

9.3.1 If an Event of Default shall have occurred and be continuing, in addition to all rights and remedies accorded to Sublessor elsewhere in this Agreement or under applicable law in respect of the or Letter of Credit Sublessor may immediately, or at any time thereafter, without prior notice to Sublessee, apply all or part of the Letter of Credit in or towards the payment or discharge of any matured obligation owed by Sublessee under the Transaction Documents or the Other Agreements, in such order as Sublessor sees fit, and/or exercise any of the rights of set-off described in Clause 11.6 against all or part of the Security Deposit or Letter of Credit.

9.3.2 If Sublessor exercises the rights described in Clause 9.3.1, Sublessee shall, following a demand in writing from Sublessor, immediately restore the Letter of Credit to the level at which it stood immediately prior to such exercise.

9.3.3 Sublessee acknowledges that Sublessor may commingle all or any part of the Reserves with its general funds and that no interest shall accrue in favor of Sublessee in respect of the Letter of Credit or the Reserves (except as provided herein).

9.3.4 Sublessor's obligations in respect of return of the Maintenance Reserves and Letter of Credit shall be those of debtor and not those of a trustee or other fiduciary.


10.           Maintenance reserves

10.1          Amount

Sublessee  shall  during the Lease Term pay  Reserves to Sublessor in respect of
(i) the Airframe, in the amount set forth in Schedule 8 for each Flight Hour operated by the Aircraft during the Lease Term ("Airframe Maintenance Reserve") and (ii) each of the Engines, in the amount set forth in Schedule 8 per Engine for each Flight Hour operated by such Engine ("Engine Maintenance Reserves") and
(iii) the  Engine  Life  Limited  Parts  ("LLP's"),  in the  amount set forth in
Schedule 8 for each Flight Hour operated by each of the Engines ("LLP Maintenance Reserve") and (iv) the Landing Gears, in the amount set forth in
Schedule 8 for each Cycle operated by the Aircraft ("Landing Gear Maintenance Reserve") and (v) the APU, in the amount set forth in Schedule 8 for each Flight Hour ("APU Maintenance Reserve").

10.2          Payments

Sublessee shall pay the Reserves in respect of each calendar month during which Reserves accrue on the tenth (10) day immediately following the end of that calendar month on the basis of the information contained in the applicable
Monthly Report. Each payment will be made in accordance with clause 11 and accompanied by the annotation "[ ] Maintenance Reserve Payment for month of [ ]".

10.3          Adjustment

The amount payable by Sublessee to the Reserves shall be subject to escalation on each anniversary of this Agreement in respect of the increase, if any, in the costs for which the Reserves are maintained. The parties shall agree upon such reasonable escalation to apply for each payment to the Reserves that becomes payable thereafter. Such escalation shall not exceed the increase in the Boeing Index and the other relevant manufacturer's index.

10.4          Release of Maintenance Reserves

10.4.1 Sublessor will reimburse Sublessee from the actual Airframe Maintenance Reserves paid by Sublessee, provided that no Default has occurred and is continuing, for the actual cost of the structural inspection portion of completed scheduled checks as described in the MPD and the rectification of any structural deficiencies resulting from such inspection whenever such inspections and rectification work is performed (provided that such inspection and rectification extends the available life of the Aircraft). Work performed for all other causes is excluded from such reimbursement, including the charges set forth in
              Section 10.4.5 below.

10.4.2 Sublessor will reimburse Sublessee provided that no Default has occurred and is continuing from the Engine Maintenance Reserves and LLP Maintenance Reserves for the actual cost of completed Engine Performance Restoration Visits and LLP Replacements to the extent the work performed during such Engine Performance Restoration Visit and LLP Replacements consisted of the replacement of life/time limited components resulting in performance restoration, with work performed for all other causes excluded, including those causes set forth in Clause 10.4.5 below. Reimbursement will be made up to the amount in the Engine Maintenance Reserve and LLP Maintenance Reserve applicable to such Engine.

10.4.3 Sublessor will reimburse Sublessee provided that no Default has occurred and is continuing from the Landing Gear Maintenance Reserves for the actual cost associated with the completed Landing Gear overhauls, with work performed for all other causes excluded, including those causes set forth in Clause 10.4.5. Reimbursement will be made up to the amount in the Landing Gear Maintenance Reserve at the time for the Landing Gear Overhaul.

10.4.4 Sublessor will reimburse Sublessee provided that no Default has occurred and is continuing from the APU Maintenance Reserves for the actual cost associated with the completed APU performance restoration, with work performed for all other causes excluded, including those causes set forth in Clause 10.4.5. Reimbursement will be made up to the amount in the APU Maintenance Reserve at the time for the APU performance restoration.

10.4.5 Each of the following causes shall be excluded from this Clause 10.4: accomplishment of Airworthiness Directives and FAR's, accident, faulty maintenance or installation, incident, improper operations, abuse, neglect, misuse, optional parts replacement (where such replacement does not increase operational life) or work covered by manufacturer's service bulletins or which is reimbursed by a claim under manufacturer's warranties or by insurance (with deductibles being treated as reimbursable by insurance for this exclusion).

              For the avoidance of doubt, Sublessee has no right to payment of any amount from the Reserves not paid in cash by Sublessee and, subject to Clause 26.1, any remaining balances of the Reserves on the Expiry Date, after application of the foregoing provisions, shall be retained by Sublessor as its sole property unless otherwise set out in Clause 10.7.

10.5          Costs in Excess of Reserves

Sublessee will be responsible for payment of all costs in excess of the amounts reimbursed hereunder. If on any occasion the balance in the relevant Reserve is insufficient to satisfy a claim for reimbursement in respect of the Airframe, an Engine, the Landing Gears or the APU, as the case may be, the shortfall may not be carried forward or made the subject of any further claim for reimbursement.

10.6          Reimbursement after Expiry Date

Sublessee may not submit any invoice for reimbursement from the Reserves after the Expiry Date unless on or prior to such date Sublessee has notified Sublessor in writing that such outstanding invoice will be submitted after the Expiry Date and the anticipated amount of such invoice. So long as Sublessee has provided such notice to Sublessor, Sublessee may then submit such outstanding invoice at any time within three (3) months after the Expiry Date; provided, however, if Sublessee contests any such invoice and provides Sublessor with notice of such contest and periodic updates of the progress of such contest, the time for submitting an invoice shall be extended until the resolution of such contest.

10.7          Engine LLP Maintenance Reserve

Upon redelivery of the Aircraft by Sublessee in accordance with the terms of this Agreement and subject to Sublessee having complied with its obligations hereunder the parties hereto shall make a financial settlement in respect of amounts paid by Sublessee to the Engine LLP Maintenance Reserve in accordance with the following:

              (i) Sublessee shall be debited an amount equal to (a) the actual number of Flight Hours consumed in respect of each of the LLP's during the Lease Term divided by (b) the approved life and flight hours of each relevant LLPand multiplied by (c) the current cost of LLP replacement as published by the Engine Manufacturer and totalled for all the LLPs in each Engine; and

              (ii) Sublessee shall be credited an amount equal to the total amount remaining in the Engine LLP Maintenance Reserve.

Any positive difference between (i) and (ii) shall be due and payable by Sublessee to Sublessor and any negative difference shall be due and payable by Sublessor to Sublessee.

10.8          No Anticipated Draw-down

Without prejudice to Sublessee's reimbursement rights under this clause 10, based on the age of the Aircraft, the fact the Aircraft will not have operated at Delivery and on the length of the Lease Term, it is not anticipated that Sublessor will be obliged to reimburse Sublessee from any of the Reserves.


11.           Payments

11.1          Account for Sublessee Payments

All payments (except in respect of Maintenance Reserves) by Sublessee to Sublessor under this Agreement will be made for value on the due date in dollars and in same day funds to:


                         KBC New York
                         125 W 55th Street
                         NY 10019, New York
                         Accoutn Number:  21557003
                         SWIFT:  KREDUS33   for  credit  to  KBC Finance Ireland
                         quoting  Indigo Proceeds Account #03/43824/77

All payments in respect of Maintenance Reserves shall be made for value on the due date in dollars and the same day funds to:

                         KBC New York
                         125 W 55th Street
                         NY 10019, New York

                         Account Number:  21557003
                         SWIFT:  KREDUS33   for  credit  to  KBC Finance Ireland
                         quoting   reference    Indigo    Maintenance    Account
                         #03/43832/81

or to such other account as Sublessor may from time to time notify to Sublessee in writing.

11.2          Default Interest

If Sublessee fails to pay any amount payable under this Agreement on the due date, Sublessee shall pay to Sublessor on demand from time to time interest both before and after judgment on that amount, from the due date or, in the case of amounts expressed to be payable on demand, from the date of receipt of such demand to the date of payment in full by Sublessee to Sublessor, at the Default Rate (subject to applicable law). All such interest will be compounded weekly and calculated on the basis of the actual number of days elapsed and a 360 day year. Interest payable pursuant to this Clause 11.2 that is unpaid at the end of such period thereafter shall itself bear interest, to the extent legally permissible, at the rate provided in this Clause 11.2.

11.3          Absolute Obligations

Sublessee's obligations to make payments under this Agreement are absolute and unconditional, irrespective of any contingency or circumstance whatsoever, including:

11.3.1 any right of set-off, counterclaim, recoupment, reimbursement, defense or other right which Sublessor or Sublessee may have against the other or against any other person;

11.3.2 any unavailability of the Aircraft for any reason, including, but not limited to, requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Sublessee's use, operation or possession of the Aircraft;

11.3.3 any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Total Loss in respect of or any damage to the Aircraft;

11.3.4 any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Sublessor or Sublessee or any other person;

11.3.5 any invalidity, illegality, unenforceability or lack of due authorization of, or other defect in, this Agreement; and

11.3.6 any other cause or circumstance that, but for this provision, would or might otherwise have the effect of terminating or in any way affecting any obligation of Sublessee under this Agreement.

11.4          Application of Payments to Sublessor

If any sum paid to Sublessor or recovered by Sublessor in respect of the liabilities of Sublessee under this Agreement is less than the amount then due, Sublessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Sublessor may determine.

11.5          Currency Indemnity

If, under any applicable law, whether as a result of judgement against Sublessee or the liquidation of Sublessee or for any other reason, any payment under or in connection with this Agreement is made or is recovered in a currency ("other currency") other than United States dollars, the currency ("contractual currency") in which it is payable pursuant to this Agreement then, to the extent that the payment (when converted into the contractual currency at the rate of exchange on such date or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount payable under this Agreement, Sublessee shall, as a separate and independent obligation, fully indemnify Sublessor against the amount of the shortfall. For the purposes of this sub-Clause "rate of exchange" means the rate at which the Sublessor is able on the relevant date to purchase the contractual currency in London or any other place Sublessor may reasonably choose with the other currency.

11.6          Set-off

Sublessor may set off any matured obligation owed by Sublessee under the Transaction Documents or any Other Agreement against any obligation, whether or not matured, owed by Sublessor to Sublessee.

11.7          Time for Payments

If any payment due under this Agreement other than a payment of Rent would otherwise be due on a day that is not a Business Day, it shall be due on the next preceding Business Day.


12.           Sublessor's Convenants

12.1          Quiet Enjoyment

Provided no Default has occurred and is continuing, Sublessor shall not, and no one claiming by or through the acts or omissions of Sublessor or Owner Trustee shall, interfere with the quiet use, possession and enjoyment of the Aircraft by Sublessee during the Lease Term.

12.2          Sublessor Obligations Following Expiry Date

Within five (5) Business Days after:

12.2.1 redelivery of the Aircraft to Sublessor (or, if applicable, the Owner Trustee) in accordance with and in the condition required by this Agreement; or

12.2.2 payment received by Sublessor of the Agreed Value following a Total Loss after the Delivery Date;

or in each case such later time as Sublessor is reasonably satisfied Sublessee has irrevocably paid to Sublessor all amounts that may then be outstanding or become payable under the Transaction Documents and the Other Agreements, Sublessor shall (provided that no Default has occurred and is continuing) pay or deliver to Sublessee, as the case may be:

              (i) an amount equal to the balance of the Security Deposit, if any, paid by Sublessee under this Agreement and then held by Sublessor;

              (ii) the amount of any Rent received in respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be; provided, however, if there is a dispute between Sublessor and Sublessee as to the amount due to Sublessee, Sublessor shall nevertheless pay to Sublessee such amount as in Sublessor's reasonable judgement is not in dispute or is in excess of the amount Sublessor claims is due; and

              (iii)      the Letter of Credit.


13.           Sublessee's covenants

13.1          Duration

Sublessee shall perform and comply with its undertakings and covenants in this Agreement and the other Transaction Documents at all times during the Lease Term. All such undertakings and covenants shall, except where expressly otherwise stated, be performed at the expense of Sublessee.

13.2          Information

Sublessee shall:

13.2.1 notify Sublessor forthwith of the occurrence of a Default or an Event of Default and the steps it is taking to cure such Default or Event of Default;

13.2.2        furnish to Sublessor:

              (i) as soon as available, but not in any event later than ninety (90) days after the last day of each financial year of Sublessee, its audited consolidated balance sheet as of such day and its audited consolidated profit and loss statement for the year ending on such day prepared in accordance with generally accepted accounting principles in the State of Incorporation;

              (ii) as soon as available, but not in any event later than forty-five (45) days after the last day of each quarter of Sublessee, its unaudited consolidated balance sheet as of such day and its unaudited consolidated profit and loss statement for the quarter ending on such day prepared in accordance with generally accepted accounting principles in the State of Incorporation;

              (iii) such information as may reasonably be requested by Sublessor to fulfil its Tax filing or other information reporting requirements with respect to the transactions contemplated by this Agreement;

              (iv) within ten (10) days following the term of each month a Monthly Report in the form of Schedule 9, detailed technical reports following completion of each "C" Check and other information reasonably requested by Sublessor concerning the location, condition, use and operation of the Aircraft; and

              (v)        such  other   information   and   documents   regarding
                         Sublessee's   business  and   financial   condition  as
                         Sublessor may from time to time reasonably request;

13.2.3 promptly notify Sublessor of any loss, theft, damage or destruction to the Aircraft, any Engine or any Part if the cost of the repair or replacement thereof may exceed the Damage Notification Threshold, or any modification to the Aircraft if the potential cost of repair or of such modification may exceed the Damage Notification Threshold.

13.2.4 promptly notify Sublessor in writing of any suit, arbitration or proceeding before any court, administrative agency or Government Entity which, if adversely determined, would materially adversely affect Sublessee's financial condition, affairs, operations or its ability to perform under this Agreement.

13.2.5 promptly notify Sublessor in the event Sublessee is made aware of or determines that any computer application (including those of its suppliers, customers and vendors) that is material to the business and operation of Sublessee will not be Year 2000
              Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a materially adverse effect.

13.2.6 promptly notify Sublessor in writing of any Total Loss to the Aircraft or any damage caused to the Aircraft that is expected to be in excess of the Damage Notification Threshold and the amount of the deductible under the Insurance or equivalent in any currency.

13.2.7 promptly notify Sublessor in writing of any loss, arrest, hijacking, confiscation, seizure, requisitioning, impounding, taking in execution, or forfeiture of the Aircraft or any Engine or any major part thereof.

13.2.8 promptly notify Sublessor in writing of any substantial injury or damage to a third party causes by, or in connection with, the Aircraft which is expected to give rise to any loss or liability on the part of the Sublessor or to a loss or liability in excess of the Damage Notification Threshold.

13.2.9 as soon as available provide Sublessor with a copy of any Engineering Order in respect of the Aircraft together with any documentary supplements to such Engineering Order.

13.2.10 promptly notify Sublessor in writing of any other event in respect of the Aircraft which in the reasonable opinion of the Sublessee might reasonably be expected to involve the Sublessor in any loss or liability.

13.3          Sublessor visits

Sublessor may visit, upon reasonable notice, Sublessee's premises to discuss Sublessee's general affairs and finances with Sublessee's principal officers.

13.4          Periodic Estoppel Certificates

Sublessee will, within ten (10) Business Days after receipt of written notice from Sublessor (which will not occur more often than four (4) times in any calendar year), execute, acknowledge and deliver to Sublessor a written statement as to each of the following:

13.4.1 certifying that this Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Agreement, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any.

13.4.2 acknowledging that there are not, to Sublessee's knowledge, any uncured defaults on the part of Sublessor hereunder, or specifying such defaults if there are any claimed by Sublessee.

13.4.3 acknowledging that Sublessee has no claims against Sublessor by reason of the condition of the Aircraft as of the Delivery Date or arising subsequent thereto to the date of such statement.

If Sublessee does not deliver such statement within such timeframe, the statements set forth in this Clause 13.4 will be deemed correct and binding upon Sublessee.

13.5          Airport and Navigation Charges

Sublessee will promptly pay and discharge when due all landing fees and other similar Airport Charges imposed by the authorities of any airport from or to which the Aircraft may operate and any charges (including without limitation, all Air Navigation Charges) imposed by virtue of any regulations made by any relevant authority or any other charges in respect of air navigation incurred, in each case in respect of all aircraft of which it is the operator. Sublessee will ensure that all such charges are paid on a regular basis and that invoices are received (and, if not received, are specifically requested) by it from the relevant authorities no more than three (3) months after the event to which the charges relate.

13.6          Operation of Aircraft

Sublessee shall not maintain, use or operate the Aircraft in violation of any law or any mandatory rule, regulation or order of any Government Entity having jurisdiction in any country, state, province or other political subdivision in or over which the Aircraft is flown or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by the Aviation Authority or any similar authority or any jurisdiction in or over which the Aircraft is flown. If any such law, rule, regulation or order requires alteration of the Aircraft, Sublessee shall conform or procure conformance thereto at its own expense and maintain or procure maintenance of the Aircraft in proper operating condition under such laws, rules, regulations and orders; provided that Sublessee may in good faith contest, or procure the contest of, the validity or application of any such law, rule, regulation or order in any reasonable manner that does not adversely affect Sublessor or its interest in the Aircraft. In particular, Sublessee will ensure that the Aircraft at all times during the Lease Term is operated by duly qualified pilots and aircrew employees, and is not used to transport contraband or illegal narcotics or hazardous or perilous cargo (other than pursuant to applicable FAA and carrier regulations). The Aircraft may be used or operated in flight crew conversion, training for Sublessee's own employees and for experimental flights; provided, however, prior to any such flights Sublessee shall notify Sublessor and shall deliver to Sublessor evidence that insurance coverage is in effect for such flights. At all times the Aircraft will be operated in passenger configuration.

13.7          Areas of Operation

Sublessee shall not operate or locate the Airframe or any Engine or Part or suffer the Airframe or any Engine or Part to be operated or located, (i) in any area or for carriage of any goods excluded from coverage by any insurance required by the terms of this Agreement, (ii) in any recognized or threatened area of hostilities unless fully covered by war risk insurance; or (iii) outside the United States of America, Mexico or Canada.

13.8          Non-Prejudicial Action

Sublessee shall not do anything that, or omit to do anything the omission of which, prejudices any right Sublessor may have against either the Manufacturer or against the manufacturer or supplier of any part of the Aircraft in respect of the Aircraft or any part thereof.

13.9          Non-Representation of Sublessor

Sublessee shall not at any time represent Sublessor Owner Trustee or Sublessor's Lender as carrying goods or passengers in the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) being undertaken by Sublessee or as having any operational interest in or responsibility for the Aircraft.

13.10         Inspection

Sublessor and its agents (including Sublessor's Lender) may at all reasonable times on reasonable notice inspect, or appoint an inspector on its behalf to inspect, the Aircraft or any part thereof, provided that if no Default or Event of Default has occurred and is continuing Sublessee shall not be obliged hereunder to permit, or procure permission for, any such inspection that would result in an unreasonable disruption of the operation of the Aircraft or the operation of the business of Sublessee as an airline. Sublessee agrees to reimburse the out-of-pocket expenses of Sublessor for such inspector incurred in making any such inspection when such inspection shows that the Aircraft is not materially in the condition required by the terms of this Agreement provided that Sublessee shall in all cases pay or reimburse Sublessor for the costs of such inspection or survey if Sublessor is required by law or change of law to make an inspection or survey. Sublessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Sublessee shall provide Sublessor with such information regarding the present and anticipated location and regarding the condition of the Aircraft as Sublessor may reasonably require. For the purposes mentioned in this Clause 13.10 and subject to the limitations herein contained, Sublessor and any inspector may gain access to the Aircraft, including the Aircraft Documents. Sublessee shall forthwith effect such repairs to the Aircraft as such inspection may reasonably show are required for the terms of this Agreement to be complied with but if it fails to do so after receipt of notice requiring it to do so from Sublessor, Sublessor may at the cost and expense of Sublessee, itself arrange for such repairs to be carried out. Sublessee shall on demand reimburse the costs and expenses incurred by Sublessor in effecting such repairs.

13.11         Registration

Sublessee shall at its own expense:

13.11.1 provide that the Aircraft and the interests of the parties set out below is duly registered, recorded or filed with the Aviation
              Authority (to the extent that the Aviation Authority permits registration in that manner) as follows:

              (i)        Owner Trustee as owner;

              (ii)       the  first  priority  security  interest of Sublessor's
                         Lender;

              (iii)      Sublessor's    interest,   by   filing   the   Sublease
                         Supplement;

and maintain or provide the maintenance of such registration throughout the Lease Term. Sublessee shall further provide that the interests of any successors and assigns to the parties referred to in this paragraph will be filed and recorded with the FAA and that such recordation will be maintained in the same manner as required herein. Sublessee will not take any action or omit to take any action that will invalidate any such registration or recordation. Sublessee shall not change the State of Registration without Sublessor's prior written consent.

13.11.2 provide that at all times during the Lease Term, the Aircraft possesses a valid current FAA Certificate of Airworthiness (or if the Aircraft is registered with an Aviation Authority other than the FAA, the equivalent for the time being of such a certificate), and all such other certificates, licenses, permits and authorizations as are from time to time required for the use and operation of the Aircraft for the public transport of passengers or cargo from any Government Entity having jurisdiction in any country, state, province or other political subdivision in or over which the Aircraft is flown including without limitation any Aviation Authority. Sublessee shall, prior to the Delivery Date, provide Sublessor with certified true copies of its current Certificate of Public Convenience and Necessity and its Operating Certificate, the latter of which shall include reference to the Aircraft.

13.12         Name Plates

On the Delivery Date or as soon thereafter as is reasonably practicable, Sublessee shall affix and thereafter maintain, or procure the affixation and maintenance of, in a prominent position in the cockpit of the Aircraft and on each Engine a fireproof metal nameplate bearing a legible inscription in a form reasonably required by Sublessor, denoting the name of (i) First Security Bank, National Association as Owner Trustee; (ii) Indigo Pacific, AB. as Sublessor of the Aircraft; and (iii) Sublessor's Lender as mortgagee and stating the Aircraft type, manufacturer's serial number and current registration letters of the Aircraft. Except as above provided Sublessee will not allow the name of any person to be placed on the Airframe or on any Engine as a designation that constitutes a claim of ownership or a claim of any Security Interest; provided that nothing herein contained shall prohibit Sublessee (or any person to which possession of the Airframe or any Engine is delivered or transferred in accordance with Clauses 14 and 15) from placing its customary colors and insignia on the Airframe.

13.13         Geneva Convention

Whenever the State of Registration is a signatory state that has ratified the Geneva Convention, Sublessee shall, at its own cost, do any and all things necessary in the State of Registration to perfect recognition of the interests of Owner Trustee and Sublessor's Lender to the Aircraft by every other signatory state that has ratified such Convention.

13.14         Merger and Shareholding

Sublessee will not sell its business to or operate its business in any other corporate form or entity (the new entity) unless (a) such new entity is solvent and duly organised and existing under the Law of the State of Incorporation or any state of the United States of America and the new entity has executed and delivered to Sublessor an agreement in form and substance acceptable to Sublessor assuming the due and punctual performance and observance of each of the terms of this Agreement and the other Transaction Documents, and (b) immediately after such sale or the giving effect to such operation as that new entity, the tangible net worth of such new entity is equal to or greater than that of Sublessee and the creditworthiness of such new entity does not, in Sublessor's reasonable opinion, adversely affect the ability of such new entity to perform its obligations under this Agreement and the other Transaction Documents or any Other Agreements and (c) the new entity is a US Air Carrier authorised to transport passengers in common carriage. Sublessee will give Sublessor prior written notice of any such proposed sale or change in operation together with a request of Sublessors approval. Sublessee shall reimburse Sublessor within ten (10) days of Sublessor's invoice for all reasonable out-of-pocket expenses incurred by Sublessor as a result of such proposed merger whether or not Sublessor approves and whether or not it actually occurs.

13.15         Ownership

Sublessee shall not hold itself out as owner of the Aircraft and, on all occasions when the ownership of the Aircraft or any part of it is relevant, will make clear to third parties that title to the same is held by Owner Trustee subject to the Mortgage in favour of Sublessor's Lender.

13.16         Maintenance of Principal Business Place

Sublessee shall maintain its principal place of business and chief executive office and the office where it keeps its business and financial records and files concerning the Transaction Documents at the location specified in the opening paragraph hereof. Sublessee shall hold and preserve such records and files concerning the Transaction Documents and shall permit representatives of Sublessor at any time during normal business hours to inspect and make abstracts from such records and files. Sublessee shall give Sublessor at least 30 days' prior written notice of any change in Sublessee's principal place of business and chief executive office, and shall co-operate with Sublessor in executing and delivering all such documents as Sublessor may reasonably request which are required or desirable as a result of such change of principal place of business of Sublessee.

13.17         Maintenance of Flight Records

Sublessee shall maintain flight records pertaining to the Aircraft required to be maintained pursuant to section 47.9(e) of the FAR at the address given in Clause 3.1(t) hereof and shall hold and preserve such records at such address and permit inspection of such records by the FAA, the Sublessor, the Owner Trustee and Sublessor's Lender. Sublessor shall give Sublessee at least 30 days prior written notice of change in location of the flight records of the Aircraft.

13.18         Substitution of Aircraft

Sublessee and Sublessor shall use reasonable endeavours to agree within 90 days of the date of this Agreement the basis whereby Sublessor may substitute a 737-200 aircraft for the Aircraft.

13.19         UCC Finance Statement.

Sublessee  undertakes  to  file,  within  2  Business  Days of the  date of this
Agreement, a UCC-1 financing statement with the Colorado Division of Corporations and Commercial Code executed by Sublessee for precautionary purposes under Section 9-408 of the UCC.


14.           Possession

14.1          No Relinquishment of Possession

Sublessee shall not sub-lease or otherwise deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine or permit any Engine to be installed, on any airframe other than the Airframe, provided that,
(i) so long as no Default shall have occurred and be continuing, (ii) Sublessee continues to be fully responsible to Sublessor for all its obligations hereunder and (iii) Sublessee in advance, obtains written acknowledgement(s) of Sublessor's Lender's Security Interest in the Airframe and/or any Engines from any person who will be in possession of the Airframe and/or any Engine in the form and substance requested by Sublessor, Sublessee may;

14.1.1 subject any Engine to normal interchange or pooling agreements or arrangements in each case customary in the airline industry and entered into by Sublessee in the ordinary course of its business with a commercial air operator which is approved by Sublessor in writing and on terms and conditions that Sublessor has approved (such approval not to be unreasonably withheld) (any such commercial air operator being hereinafter called a Permitted Air Carrier) provided THAT the terms of this Agreement shall be observed and if either:

              (i) Owner Trustee's title to the Engine shall be divested under the terms of any such agreement or arrangement, or

              (ii) any Permitted Air Carrier shall have possession of any such Engine under any such agreement or arrangement for more than ninety (90) days,

              Sublessee shall forthwith substitute, or procure the substitution of, a Replacement Engine therefor in accordance with and which satisfies the conditions of Clause 17.6;

14.1.2 deliver possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or to any organisation for service, repair, maintenance or overhaul work on the Airframe or such Engine or any part thereof or for alterations or modifications in or additions to the Airframe or such Engine to the extent required or permitted by the terms of Clauses 17.4 and 17.5;

14.1.3 install an Engine on an airframe owned by Sublessee and operated by and under the operating control of flight crew engaged by Sublessee which is free and clear of all Security Interests, except (i) Permitted Liens, (ii) Security Interests that apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe but not to the airframe as an entirety and (iii) the rights of Permitted Air Carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon;

14.1.4 install an Engine on an airframe operated by Sublessee that is owned by or leased or subleased to Sublessee and/or subject to any security agreement, provided that (i) such airframe is free and clear of all Security Interests except the rights of the parties to any security agreement covering such airframe and except Permitted Liens and any Security Interests or rights of the type permitted by sub-paragraphs (ii) and (iii) of Clause 14.1.3 and
              (ii) Sublessee shall have obtained from the Sublessor or secured party, as relevant, of such airframe a written agreement, which may be in the Sublease agreement or security agreement in respect of such airframe, in form and substance satisfactory to Sublessor (it being understood that an agreement from such Sublessor or secured party to substantially the same effect as the agreement of Sublessor set forth in the final sentence of Clause 14.3 shall be deemed to be satisfactory to Sublessor), whereby such Sublessor or secured party expressly agrees that neither it nor its successors or assignees will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Agreement;

14.1.5 install an Engine on an airframe owned by Sublessee, leased or subleased to Sublessee, or purchased by Sublessee, subject to any security agreement under circumstances where neither Clause 14.1.1 nor 14.1.2 can be fulfilled in the circumstances, provided that it would otherwise have resulted in an unreasonable disruption of the operation of the Aircraft or the business of the Sublessee and in such event Sublessee shall, as promptly as possible and in any event within fifteen (15) days substitute a Replacement Engine therefor in accordance with Clause 17.6 and which satisfies the conditions specified in Clause 17.6;

14.1.6 sub-lease the Aircraft or Airframe to any person provided that the Aircraft or Airframe is operated by, and remains throughout the term of such sub-lease under the operational control of, flight crew engaged by Sublessee, and provided further that:

              (i)        no Default has occurred and is continuing;

              (ii) any such sublease will not result in any change in the State of Registration;

              (iii) the length of any such sublease does not extend beyond twelve months (including any renewals);

              (iv) the sub-Sublessee shall acknowledge that its rights are subordinate to Sublessor's rights under this Agreement and the rights Sublessor's Lender under any finance document or security document entered into by Owner Trustee or Sublessor in relation to the Aircraft;

              (v) the conditions in clause 14.1.7 are satisfied in respect of that sub-lease;

14.1.7 sublease the Aircraft or Airframe to any wholly-owned subsidiary of Sublessee on terms that the Aircraft or Airframe is not operated by, and does not remain under the operational control of, flight crew engaged by Sublessee provided that the following conditions are satisfied in relation to any such sublease hereunder:

              (i)        no Default has occurred and is continuing;

              (ii) the sub-lease shall acknowledge that its rights are subordinated to the rights of Sublessor, Owner Trustee and Sublessor's Lender under any finance or security document entered into between Sublessor and/or Owner Trustee and Sublessor's Lender in relation to the Aircraft.

              (iii) the proposed sub-Sublessee and the proposed form of the sublease is approved by Sublessor and Sublessor's Lender in writing, including any proposed right to sub-sub-lease the Aircraft which must be approved by Sublessor and Sublessor's Lender at its absolute discretion;

              (iv) the sublease shall terminate on or before termination of this Agreement and the terms and conditions of the sublease are not inconsistent with those contained in this Agreement or any finance or security document entered into between Sublessor and/or Owner Trustee and/or Sublessor's Lender and the sub-Sublessee shall acknowledge that its rights are subordinate to Sublessor's rights under this Agreement (provided that the sublease shall not permit further sub-leasing);

              (v) the Insurances are in full force and effect in accordance with the terms of this Agreement and, if the sub-Sublessee is to maintain such insurances during the term of such sub-lease, it shall have furnished to Sublessor all such documents, evidence and information relating to such insurances which Sublessee is required to furnish or cause to be provided to Sublessor under this Agreement;

              (v) if the Aviation Authority for the duration of the sublease is to be other than the FAA, Sublessor and Sublessor's Lender approves the change of registration and Sublessor receives (x) an opinion of counsel in the State of Registration in form and substance reasonably satisfactory to Sublessor and the Sublessor's Lender which opinion must, at least, address the satisfactory recognition of Owner Trustee's ownership of, and Sublessor's Lender's Security Interest in the Aircraft and (y) evidence that all actions recommended in such opinion have been or will be duly taken;

              (vi) the proposed Sublessee is a US Air Carrier authorised to transport passengers in common carriage.

                         No less than three (3) Business Days after the execution of any sub-lease entered into by Sublessee under Clause 14.1.6 or Clause 14.1.7 Sublessee shall provide Sublessor with a copy of such executed sub-lease.

14.2          Sublessee Primarily Liable

Notwithstanding anything contained in Clause 14.1, Sublessee shall remain primarily liable hereunder for the performance of all of the terms of this Agreement to the same extent as if such sublease or transfer had not occurred. No interchange agreement, sublease or other relinquishment of possession of the Airframe or any Engine permitted by this Clause 14 shall in any way discharge or diminish any of Sublessee's obligations hereunder.

14.3          Recognition of Rights

If Sublessee shall have obtained from the sublessor or secured party of any engine subleased to Sublessee or owned by Sublessee subject to any Security Interest, a written agreement complying with the terms of sub-paragraph (ii) of Clause 14.1.4, Sublessor hereby agrees for the benefit of such sublessor or secured party that Sublessor shall not acquire or claim, as against such sublessor or secured party, any right, title or interest in any such engine as a result of such engine being installed on the Airframe at any time while such engine is subject to such sublease or security agreement and owned by such sublessor or subject to a Security Interest in favour of such secured party and Sublessor shall, at the request of Sublessee, confirm such agreement in writing for any such sublessor or secured party.


15.           Security interests

15.1          Title

Sublessee shall not do, or permit to be done, any act which might reasonably be expected to jeopardise the interest of Owner Trustee, Sublessor or Sublessor's Lender. Sublessee shall make clear to all third parties that legal title to the Aircraft is owned by Owner Trustee, subject tothe Mortgage or the relevant title holder advised by Sublessor.

15.2          No Security Interests; Base of Aircraft

Sublessee shall not create, incur or permit to subsist over the Aircraft or any part thereof any Security Interest other than Permitted Liens.

15.3          Notice to Sublessor

Sublessee shall notify Sublessor:

              (i) as and when it becomes aware of the same, of any Security Interest (x) (excluding Permitted Liens) arising over the Aircraft or any Engine or other major part thereof or (y) (in the case of all Security Interests including Permitted Liens) exercised over the Aircraft or any Engine or other major part thereof or
                         (z) of any arrest or detention or purported or attempted arrest or detention of the Aircraft; and

              (ii) promptly on request of Sublessor of the location of the Airframe and each Engine including an Engine that is not for the time being installed on the Airframe.

15.4          Procure Release

Sublessee shall as soon as possible and in any event within five (5) Business Days of becoming aware of the same procure the release of any Security Interest (other than Permitted Liens) arising over the Aircraft or any part thereof and procure the release of the Aircraft from any arrest or detention to which it is subject.


16.           Maintenance and repair

16.1          General Obligations

16.1.1        Sublessee  shall  at its own expense at all times during the Lease
              Term:

                        (a) maintain, service, repair, overhaul and test the Aircraft and all Parts thereon and equipment thereon and Parts and equipment therein (whether or not such Parts and equipment are the property of Sublessor), or procure the same, in accordance with the applicable requirements of the Aviation Authority and the Insurances and comply with all Airworthiness Directives and alert service bulletins issued by the Manufacturer (unless to do so would be in breach of the Aviation Authority's requirements, in which case the Aviation Authority's requirements shall prevail) and the MPD so as to keep the Aircraft in good operating condition, ordinary wear and tear excepted, and in accordance with sound international aviation industry practice and in such condition as may be necessary to enable (i) the airworthiness certification of the Aircraft with the Aviation Authority to be maintained in good standing at all times during the Lease Term (ii) the issuance of a standard certificate of airworthiness for transport category aircraft issued by the Aviation Authority in accordance FAR Part 21 and, (iii) the Aircraft to be placed on the operations specifications of a U.S. airline in accordance with Part 121 of the FARs.

                        (b) maintain, service, repair, overhaul and test the Aircraft, in the same manner and with the same care as used by Sublessee with respect to similar aircraft and engines operated by Sublessee and without in any way adversely discriminating against the Aircraft;

                        (c) maintain, or procure the maintenance of, the Aircraft Documents including technical records and any other records, logs and other materials required by the FAA to be maintained in respect of the Aircraft in the English language and permit Sublessor or its agent to examine such records, logs and other materials at any reasonable time upon reasonable notice.

16.1.2 The maintenance programme and performer shall be approved by the Sublessor with such approval not to be unreasonably withheld.

16.2          Specific Obligations

Without limiting Clause 16.1, Sublessee agrees that the performance by Sublessee of such maintenance and repairs will include but will not be limited to each of the following specific items:

              (i) performance in accordance with the Maintenance Program of all routine and non-routine maintenance work;

              (ii) incorporation in the Aircraft of all applicable Airworthiness Directives or equivalent, all alert service bulletins of Manufacturer, Engine manufacturer and other vendors or manufacturers of Parts incorporated on the Aircraft and any service bulletins which must be performed in order to maintain the warranties on the Aircraft, Engines and Parts;

              (iii) incorporation in the Aircraft of all other service bulletins of Manufacturer, the Engine Manufacturer and other vendors which Sublessee schedules to adopt within the Lease Term for the major part of its Boeing aircraft fleet. It is the intent of the parties that the Aircraft will not be discriminated from the rest of Sublessee's fleet in service bulletin compliance (including method of compliance) or other maintenance matters. Sublessee will not discriminate against the Engines with respect to Overhaul build standards and life limited part replacements;

              (iv) incorporation into the Maintenance Program for the Aircraft of a corrosion prevention and control program as recommended by Manufacturer, the Aviation Authority and the FAA and the correction of any discrepancies in accordance with the recommendations of Manufacturer and the Structural Repair Manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer;

              (v) incorporation into the Maintenance Program of an anti-fungus/biological growth and contamination prevention, control and treatment program of all fuel tanks in accordance with Manufacturer's approved procedures;

              (vi)       providing   without  delay  written  summaries  of  all
                         sampling programs and amendments thereof involving or affecting the Aircraft;

              (vii) maintaining in English and keeping in an up-to-date status all relevant records and historical documents;

              (viii) maintaining historical records, in English, for condition-monitored, hard time and life limited Parts (including tags from the manufacturer of such Part or a repair facility which evidence that such Part is new or overhauled and establish authenticity, total time in service and time since overhaul for such Part), the hours and cycles the Aircraft and Engines operate and all maintenance and repairs performed on the Aircraft;

              (ix) properly documenting all repairs, modifications and alterations and the addition, removal or replacement of equipment, systems or components in accordance with the rules and regulations of the Aviation Authority and reflecting such items in the Aircraft Documentation. In addition, all repairs, to the Aircraft will be accomplished in accordance with Manufacturer's Structural Repair Manual, where possible, or approved data from the Manufacturer accepted by the Aviation Authority;

              (x) ensuring that Overhauls are accomplished utilising maintenance and quality control procedures approved by the Aviation Authority and that the repair agency provides a complete record of all work performed during the course of such Overhaul and certifies that such Overhaul was accomplished, that the equipment is airworthy and released for return to service and that the Overhaul was in conformity with the original type design.


17.           replacement of parts

17.1          Replacement of Parts

Sublessee shall, at its own expense, promptly replace, or procure the replacement of, all Parts that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond economical repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Clause 17.4 or
17.5. In addition, Sublessee may at its own cost and expense, remove, or permit the removal of any Parts including Engines , whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Sublessee shall, except as otherwise provided in Clause 17.7, at its own cost and expense, immediately replace, or procure the replacement of, such Parts. Title to all replacement Parts shall be vested in Owner Trustee, subject to the Mortgage free and clear of all Security Interests except Permitted Liens and shall, except as otherwise provided in Clause 17.7, be in as good operating condition as, and shall have a value, age, configuration and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof, and shall have a current "serviceable tag" of the manufacturer or maintenance facility providing such items to Sublessee.

17.2          Title to Replacement Parts

All Parts at any time removed from the Airframe or any Engine shall remain the property of Owner Trustee and subject to the terms of this Agreement, no matter where located, until such time as such Parts shall be replaced by parts that have been incorporated or installed in or attached or added to the Airframe or Engine and which meet the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached or added to the Airframe or any Engine as above provided, without further act, (a) title to the replaced Part shall thereupon vest in Sublessee, free and clear of all rights of Owner Trustee, shall cease to be subject to this Agreement and shall no longer be deemed a Part hereunder and (b) title to such replacement part shall pass to Owner Trustee, subject to the Mortgage free and clear of all Security Interests except Permitted Liens and such replacement part shall become subject to this Sublease Agreement and be deemed part of the Airframe or Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached or added to such Airframe or Engine and shall become a Part hereunder.

17.3          Pooling of Parts

Any Part  removed  from the Airframe or any Engine as provided in Clause 17.1 or
17.2 may be subjected to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Sublessee's business, provided that the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Clause 17.1 and
17.2 as soon as practicable after the removal of such removed Part. Without prejudice to the generality of the foregoing sentence, any replacement part when incorporated or installed in or attached to the Airframe or any Engine may be owned by a third person subject to such a normal pooling arrangement, provided that Sublessee, at its own expense, as promptly thereafter as possible, either
(a) causes title to such replacement part to vest in Owner Trustee in accordance with Clause 17.1 and 17.2 free and clear of all Security Interests except Permitted Liens, or (b) replaces or procures the replacement of such replacement part by the incorporation or installation in or attachment to such Airframe or Engine of a further replacement part (which meets the requirements of this clause 17) free and clear of all Security Interests except Permitted Liens and by causing title to such further replacement part to vest in the Owner Trustee subject to the Mortgage in accordance with Clause 17.1 and 17.2 and such further replacement part shall forthwith be deemed part of the Airframe or Engine to the same extent as the Part originally incorporated or installed in or attached to the Airframe or such Engine and shall become a Part hereunder.

17.4          Alterations

     Sublessee shall at its own expense, make, or procure the making of, such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the standards of the Aviation Authority or any Government Entity having jurisdiction in any country, state, county or other political subdivision in or over which the Aircraft is flown or the FAA and any mandatory service bulletins of the Manufacturer. In addition, Sublessee may, at its own expense, from time to time, make, or procure the making of, such alterations and modifications in and additions including the making of any improvements to the Airframe or any Engine as Sublessee may deem desirable in the proper conduct of its business, including, removal of Parts (for purposes of this Clause, "Obsolete Parts") which Sublessee deems obsolete or no longer suitable or appropriate for use in the Airframe or such Engine, provided that no such alteration, modification, addition or removal shall cost over US$ 200,000, or alter the fundamental nature of the Aircraft as a passenger carrying aircraft, or change its original type design or configuration, or materially diminish the value or utility of the Airframe or any such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification, addition or removal assuming such Airframe or Engine was then in the condition and repair required to be maintained by the terms of this Agreement. Title to all Parts incorporated or installed in or attached or added to the Airframe or any such Engine as the result of such alteration, modification or addition shall be vested in Owner Trustee, subject to the Mortgage and shall forthwith be deemed part of the Airframe or such Engine. Neither Owner Trustee, Sublessor's Lender nor Sublessor shall be required under any circumstances to pay directly for any alteration, modification or addition to the Aircraft or to reimburse Sublessee for the cost thereof. Any other alterations other than those permitted according to Clause 17.5 require Sublessors prior written consent, which consent shall not be unreasonably withheld or delayed.

17.5          Removal of Parts

Notwithstanding the foregoing, so long as no Default shall have occurred and be continuing, Sublessee may remove, or permit the removal of, at any time during the Lease Term, any Part, provided that (a) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof to Sublessee or in replacement of, or substitution for, any such Part,
(b) such Part is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Clause 17.4 or 17.5, and (c) such Part can be removed from the Airframe or such Engine without causing damage to the Airframe or such Engine or if it causes any such damage is to be repaired and promptly thereafter is repaired and without diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Agreement that the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred assuming it was in the condition and repair required to be maintained under this Agreement. Upon the removal of any Part as provided in the immediately preceding sentence and the removal of any Obsolete Part, title thereto shall, without further act, vest in Sublessee, free and clear of all rights of Owner Trustee, Sublessor's Lender and Sublessor and such Part shall no longer be deemed part of the Airframe or Engine from which it was removed. Any Part not so removed shall remain the property of Owner Trustee subject to the Mortgage.

17.6          Substitution of Engine

In addition to its rights under Clause 14, Sublessee shall have the right at its option at any time, on at least thirty (30) days' prior written notice to Owner Trustee, Sublessor's Lender and Sublessor, to substitute or procure the substitution of a CFM INTERNATIONAL CFM 56-3C1 engine or an engine of an improved model suitable for installation and use on the Airframe for any such Engine not then installed or held for use on the Airframe. Any such engine that is substituted in accordance with the provisions of this Clause 17.6 and that complies with the requirements of this Clause 17.6 being a "Replacement Engine" provided that title to the Replacement Engine shall be vested in Owner Trustee, subject to the Mortgage free and clear of all Security Interests, other than Permitted Liens, and the Replacement Engine shall have a value and utility and maintenance status, including time since last Engine Performance Restoration Visit, at least equal to the replaced Engine and time since new no greater than the replaced Engine as reasonably determined by Sublessor, assuming that such Engine was in the condition and repair required to be maintained by the terms of this Agreement and Sublessee shall deliver such documents including a bill of sale, Sublease Supplement, and opinion of counsel as to title and recordation with the FAA, as Sublessor may reasonably request to evidence the foregoing. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act:

                        (a) title to the replaced Engine shall thereupon vest in Sublessee free and clear of all rights of Owner Trustee, Sublessor's Lender and Sublessor, and the replaced Engine shall cease to be subject to this Agreement and shall no longer be deemed an Engine hereunder; and

                        (b) title to such Replacement Engine shall vest in Owner Trustee subject to the Mortgage free and clear of all Security Interests except
                                  Permitted Liens and such Replacement Engine shall become subject to this Agreement and an Engine hereunder and be deemed part of the Aircraft for all purposes hereof.

17.7          Temporary Removal of Parts

Sublessee shall be entitled, so long as no Default shall have occurred which has not been remedied or waived to the reasonable satisfaction of Sublessor, to substitute, replace or renew any Part with a part that does not satisfy the requirements of Clause 17.1 or 17.2 provided that:

                        (a) there shall not have been available to Sublessee, at the time and in the place that such substitute or replacement part was required to be installed on the Airframe or Engines a substitute or replacement part complying with the requirements of Clause 17.1 and 17.2;

                        (b) it would have resulted in an unreasonable disruption of the operation of the Aircraft or the business of Sublessee as an airline to have grounded the Aircraft until such time as a substitute or replacement part complying with the requirements of Clause 17.1 and 17.2 became available for installation in or on the Aircraft;

                        (c) Sublessee shall have notified Sublessor prior to or, in the case of an extreme urgency as soon as possible after, the making of such substitution, replacement or renewal of any material Part;

                        (d) as soon as possible after installation of the same in or on the Airframe or Engine (and in any event no later than fifteen (15) days thereafter) Sublessee shall remove any such part not complying with the requirements of Clause 17.1 and 17.2 and replace or substitute the same with a Part complying with such requirements.

17.8 If any replacement Part is incapable of becoming the property of the Sublessor free of all Security Interests (other than Permitted Liens) as required by clause 17 the part which is has replaced shall, unless the Sublessor shall otherwise agree in writing be kept and maintained by the Sublessee until the last day of the Lease Term and replaced on the Aircraft in working order before the Aircraft is re-delivered to the Sublessor on the termination or expiry of the hiring of the Aircraft hereunder.

17.9          Re-delivery

              Notwithstanding any term hereof, unless Sublessor consents in writing, the Aircraft when re-delivered shall contain the Engines and Parts installed on the Aircraft at Delivery.


18.           manufacturer's warranties

18.1          Authorization

                        (a) With effect from Delivery, Sublessor authorizes Sublessee to exercise such rights as Sublessor may have in relation to any warranty with respect to the Aircraft, any Engine or any Part made by any manufacturer, vendor, subcontractor, maintenance facility, including the maintenance facility that performed the Delivery Work, or supplier subject to Sublessee notifying Sublessor in writing of any warranty claim of a material nature and keeping Sublessor continuously informed of the development of such warranty claim. To the extent that the same may not be exercised by Sublessee, Sublessor agree to, at the sole cost and expense of Sublessee, enforce such rights as Sublessor may have with respect thereto for the benefit of Sublessee. Sublessor shall also have the right, rather than enforcing or making such claim on behalf of Sublessee under such warranties, to appoint Sublessee as its agent for such purpose, and in such instance, Sublessee agrees to accept such appointment and make such claims and enforce such warranties at its sole cost and expense. This authorization shall cease on the Expiry Date. Sublessee shall not be entitled to exercise its authorisation hereunder, while a Default is continuing (during which time all such rights shall revert to Sublessor and
                                  Sublessor hereby agrees to exercise and enforce such rights during such period).

                        (b) Sublessee shall give Sublessor prompt written notice of any warranty claim that is settled with Sublessee on the basis of a total or partial cash payment. Any cash payments shall be applied to remedy the defect subject to such warranty claim unless Sublessor otherwise consents in writing. Any cash payments to Sublessee in respect of warranty claims that (either with Sublessor's written consent or because the defect can not be remedied) are not applied to the repair or remedy of defects in the Aircraft or to compensate Sublessee for the costs incurred for any such repair or remedy, and which are not in respect of compensation for loss of use of the Aircraft, an Engine or Part during the Lease Term due to a defect covered by such warranty, shall be for Sublessor's account.

18.2          Proceeds

So long as no Default has occurred and is continuing, Sublessor agrees subject to Clause 18.1(b) to co-operate with Sublessee to cause any proceeds from any rights assigned by Sublessor to Sublessee under Clause 18.1 to be paid directly to Sublessee, and, if any such proceeds are nonetheless paid to Sublessor, Sublessor agrees to remit promptly such proceeds to Sublessee. However, while a Default is continuing, Sublessor may immediately:

                        (a) retain for its own account any such proceeds previously paid to Sublessor which would have been remitted to Sublessee under this Clause
                                  18.2 in the absence of such Default or Event of Default; and

                        (b) cause any proceeds of any pending claims to be paid to Sublessor, rather than to Sublessee.

Once the Default is cured, Sublessor shall reimburse Sublessee to the extent that it would have been obliged to under this Clause 18.2 had no such Default occurred.

18.3          Agreements with Manufacturers

To the extent that any warranties relating to the Aircraft are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Sublessee, Sublessee will:

                        (a) apply the proceeds of any claim under such agreement in accordance with Clause 18.2; and

                        (b) take all such steps as are necessary at the end of the Lease Term to ensure that the benefit of any of those warranties that have not expired is vested in Sublessor.

18.4          Operation Contrary to Warranties

Sublessee shall not operate the Aircraft contrary to the terms of any warranty referred to in Clause 18.1(a) (provided that Sublessor advises Sublessee of the terms of such warranty).


19.           Disclaimers

SUBLESSOR AND SUBLESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN CLAUSES 19.1 THROUGH 19.5 BELOW SHALL APPLY AT ALL TIMES DURING THE LEASE TERM WITH EFFECT FROM SUBLESSEE'S ACCEPTANCE OF THE AIRCRAFT BY EXECUTION OF THE CERTIFICATE OF ACCEPTANCE, WHICH SHALL BE CONCLUSIVE EVIDENCE THAT SUBLESSEE HAS FULLY INSPECTED THE AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE AIRCRAFT DOCUMENTS ARE IN ALL RESPECTS ACCEPTABLE TO SUBLESSEE (SAVE AS EXPRESSLY NOTED ON THE ACCEPTANCE CERTIFICATE) AND ARE IN SUITABLE CONDITION FOR DELIVERY TO AND ACCEPTANCE BY SUBLESSEE.

19.1          As Is, where Is

AS BETWEEN SUBLESSOR AND SUBLESSEE:

                        (a) PRIOR TO DELIVERY HEREUNDER, SUBLESSEE HAD THE OPPORTUNITY TO INSPECT THE AIRCRAFT, ACCORDINGLY, SUBLESSEE UNCONDITIONALLY
                                  ACKNOWLEDGES    AND   AGREES  THAT  EXCEPT  AS
                                  SPECIFICALLY SET FORTH IN ANY OF THE TRANSACTION DOCUMENTS NEITHER OWNER TRUSTEE, SUBLESSOR'S LENDER, OR SUBLESSOR, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND/OR REPRESENTATIVES HAVE MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESSED OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO (i) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, INCLUDING DELIVERY WORK AS DEFINED IN SCHEDULE 2, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT DOCUMENTATION IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR
                                  CONCEALED, EXTERIOR OR INTERIOR, (ii) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL
                                  PROPERTY RIGHTS, OR (iii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

                        (b)       Waiver of Warranty of Description.
                                  EXCEPT AS SPECIFICALLY OTHERWISE SET FORTH IN ANY OF THE TRANSACTION DOCUMENTS, SUBLESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE
                                  AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE WILL RE-AFFIRM AND INDEPENDENTLY CONSTITUTE ITS WAIVER OF THE WARRANTY OF DESCRIPTION AND ANY CLAIMS IT MAY HAVE, AND OF ANY RIGHT TO MAKE ANY CLAIM AGAINST OWNER TRUSTEE, SUBLESSOR'S LENDER, OR SUBLESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION OR ANY AIRCRAFT SPECIFICATIONS AND ITS AGREEMENT NOT TO LOOK TO OWNER TRUSTEE, SUBLESSOR'S LENDER, OR SUBLESSOR FOR DAMAGES OR RELIEF ARISING OUT OF THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTIONS OR SPECIFICATIONS, NOTWITHSTANDING ANY ASSURANCES FROM SUBLESSOR, THE DIFFICULTY OF DISCOVERING ANY DEFECT OR ITS ASSUMPTION THAT ANY NONCONFORMITY WOULD BE CURED.


                        (c) With All Faults. Sublessee agrees that it is leasing the Aircraft "AS IS, WHERE IS AND WITH ALL FAULTS".

                        (d) Sublessee Waiver. Except as specifically permitted in any of the Transaction Documents, sublessee hereby waives as between itself and Owner Trustee and Sublessor and agrees not to seek to establish or enforce any rights and remedies, express or implied (whether statutory or otherwise) against Owner Trustee, Sublessor or the Aircraft relating to any of' the matters mentioned in Clause 19.1 and the leasing thereof by Sublessor to Sublessee.

                        (e) Sublessee Examination of Aircraft. DELIVERY BY SUBLESSEE TO SUBLESSOR OF THE ACCEPTANCE CERTIFICATE IS CONCLUSIVE PROOF AS BETWEEN SUBLESSOR AND SUBLESSEE THAT SUBLESSEE'S TECHNICAL EXPERTS HAD EXAMINED AND INVESTIGATED THE AIRCRAFT, ENGINES AND EACH PART THEREOF AND DETERMINED THAT (1) EACH WAS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR AND (II) THE AIRCRAFT, ENGINES, EACH PART THEREOF AND THE AIRCRAFT DOCUMENTATION WERE WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT DELIVERY) AND IN EVERY WAY SATISFACTORY TO SUBLESSEE.

19.2          No Sublessor Liability for Losses

Sublessee agrees that Sublessor will not be liable to Sublessee, any sub-Sublessee or any Person, whether in contract or tort or otherwise and however arising, for any unavailability, loss of use or service, cost, loss (consequential or otherwise), liability, damage or delay of or to or in connection with the Aircraft, any Person or property whatsoever, whether on board the Aircraft or elsewhere and irrespective of whether such occurrences arise from any act or omission or the active or passive negligence of Sublessor or Owner Trustee or their agents or representatives excepting only Sublessor's or Owner Trustee or their respective agents or representatives gross negligence or wilful misconduct.

19.3          Exclusion

Neither Owner Trustee, Sublessor's Lender or Sublessor shall have any obligation or liability whatsoever to Sublessee, any sub-Sublessee or any other person whether arising in contract, in tort or otherwise and whether arising by reference to negligence or strict liability of Sublessor, Owner Trustee or Sublessor's Lender or otherwise for:

                        (a) any liability, loss or damage (consequential or otherwise) caused or alleged to be caused directly or indirectly by the Aircraft or any Engine or by any inadequacy thereof or deficiency or defect therein or by any other circumstance in connection therewith;

                        (b) the use, operation or performance of the Aircraft or any risks relating thereto;

                        (c) any interruption of service, loss of business or anticipated profits or any other direct, indirect or consequential loss or damage; or

                        (d) the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft, any Engine or any Part except as otherwise expressly provided under this Agreement.

19.4          Waiver

Except as may be specifically permitted by any of the Transaction Documents sublessee hereby waives, as between itself and Owner Trustee, Sublessor's Lender and Sublessor, all its rights in respect of any warranty or representation, express or implied, on the part of Owner Trustee, Sublessor's Lender or Sublessor and all claims against Owner Trustee, Sublessor's Lender or Sublessor howsoever and whenever arising at any time in respect of or out of the matters referred to in Clause 19.1 and waives its rights under Section 2A-517 of the New York Uniform Commercial Code.

19.5          Confirmation

Sublessee confirms that the foregoing provisions of this Clause 19 and the following provisions in Clause 20 have been taken into account by both parties in negotiating the rent and other amounts payable under this Agreement.


20.           indemnities

20.1          General

Sublessee agrees to defend, indemnify and hold harmless on an after Tax basis each of the Indemnitees on demand from and against any and all Losses arising from events occurring during the Lease Term:

20.1.1 that may at any time be suffered or incurred directly or indirectly as a result of or in connection with the possession, delivery, performance, management, ownership, registration, import, control, maintenance, condition, service, repair, overhaul, leasing, subleasing, deregistration, export, manufacture, storage, transportation, design, testing, replacement, use, operation or redelivery of the Aircraft, any Engine or Part (either in the air or on the ground) whether or no such Losses may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of when the same arises (but excluding any injuries or claims which arise prior to Predelivery Acceptance) or whether it arises out of or is attributable to any act or omission, negligent (active or passive) or otherwise, of any Indemnitee (including without limitation claims for death, personal injury, property damage, other loss or harm to any person and claims relating to any Laws, including without limitation environmental control, noise and pollution laws rules or regulations);

20.1.2 that may at any time be suffered or incurred as a consequence of any breach of the Transaction Documents by the Sublessee or by misrepresentation of or breach of warranty by Sublessee;

20.1.3 that may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach by Sublessee, or anyone acting by or through Sublessee, of any obligation of confidentiality owed to any person in respect of any of the matters referred to in this Clause 20.1.3, but excluding any Loss in relation to a particular Indemnitee to the extent that such Loss:

              (i) arises as a direct result of the gross negligence or wilful misconduct of such Indemnitee; or

              (ii) arises as a direct result of Sublessor Taxes, a Sublessor Lien or a wilful breach by Sublessor of its obligations under any of the Transaction Documents; or

              (iii)      constitutes a Tax or liability for Taxes;

20.2          Survival of Indemnification

Notwithstanding anything in this Agreement to the contrary, the provisions of Clause 20.1 shall survive the Expiry Date for one (1) year and continue in full force and effect notwithstanding any breach by Sublessor or Sublessee of the terms of this Agreement, the termination of the Sublease of the Aircraft to Sublessee under this Agreement or the repudiation by Sublessor or Sublessee of this Agreement.

20.3          Notice to Sublessee

Sublessor shall promptly after obtaining actual knowledge thereof notify the Sublessee of any claim as to which indemnification is sought; provided that a failure to so notify will not diminish or relieve Sublessee of any obligations hereunder, unless such failure materially adversely affects Sublessees defense of such claim and directly results in a material increase in liability of the Sublessee in respect of such claim or prevents it from materially reducing liability therefor, in which case the Sublessee shall not be required to indemnify such Indemnitee for the amount by which such liability was increased or not reduced.


21.           taxation

21.1          Gross-up

21.1.1 All payments by Sublessee under or in connection with this Agreement shall be made without set-off or counterclaim, free and clear of and without deduction for or on account of all Taxes, except Sublessor Taxes, unless Sublessee is required by law to make any such deduction or withholding;

21.1.2 If any Taxes, except Sublessor Taxes, are required to be deducted or withheld from any amount payable hereunder, Sublessee shall pay to Sublessor by way of supplemental Rent such additional amounts, in the same currency as such payment as may be necessary in order that the amount of such payment received by Sublessor on the date of such payment, after deduction or withholding for all such Taxes, will be equal to the amount that Sublessor would have received if such Taxes had not been deducted or withheld.

21.1.3 If any payment is made by Sublessee under Clause 21.1.2 and Sublessor in good faith determines that it is entitled to receive a credit against, or relief or remission for, or repayment of, any Tax paid or payable by Sublessor in respect of or calculated with reference to the deduction or withholding giving rise to such payment, Sublessor shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and without leaving Sublessor in any worse net after tax position than that in which it would have been had such deduction or withholding not been required to be made, promptly pay to Sublessee such amount as Sublessor shall reasonably have determined to be attributable to the relevant deduction or withholding.

21.2          Tax Indemnity

21.2.1 Sublessee shall indemnify Sublessor on demand against all Taxes (other than Sublessor Taxes) levied or imposed against or upon Sublessor or Sublessee or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, sub-leasing, purchase, delivery, sale, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom except to the extent that such liability for such Taxes:

              (i)        arises as a result of a Sublessor Lien; or

              (ii) is directly attributable to Sublessors gross negligence or wilful misconduct; or

              (iii) relates to any deduction or withholding on any payment to be made to Sublessor that is covered by Clause 21.1; or

              (iv) imposed as a direct result of the, sale, transfer or assignment or other disposition of the Aircraft or this Agreement by Sublessor, or by any party claiming by or through Sublessor and except (i) any sale, transfer, assignment or other disposition that is made solely as a result of the occurrence of an Event of Default or Total Loss of the Aircraft or any part thereof or interest therein and (ii) any Taxes imposed by the State of Registration.

21.2.2 If Sublessor becomes aware of any claim against Sublessor for any Loss that Sublessee is required to pay or indemnify against pursuant to this Clause 21.2, Sublessor shall as soon as is reasonably practicable notify Sublessee in writing of such claim. If requested in writing by Sublessee that it wishes Sublessor to contest such claim, Sublessor will consult with Sublessee with a view to determining whether there are grounds for contesting such claim. Sublessor will consider in good faith any representation made by Sublessee in this respect. Sublessor shall not be under any obligation to bring any proceedings in respect of any such claim in any court of law or other relevant forum except that Sublessor shall bring such proceedings in the event that tax counsel reasonably acceptable to Sublessor in the relevant jurisdiction provides Sublessor with a legal opinion to the effect that there are legitimate grounds for contesting such claim. Any costs and expenses of any such contest shall be fully indemnified by Sublessee. Further Sublessor shall be under no obligation to take any action in respect of any claim unless it shall previously have been provided with security in an amount equal to the amount of such claim and reasonable costs and otherwise satisfactory in its absolute discretion for any such costs. Any amount payable under this Clause 21.2 shall be paid to or on behalf of Sublessor or, if so directed by Sublessor, directly to the relevant taxing authority, promptly after receipt by Sublessee of a written demand therefor.

21.3          Value Added Taxes

The Rent and other amounts payable by Sublessee under this Agreement are exclusive of any value added tax, turnover tax or similar tax or duty. If a value added tax or any similar tax or duty is payable in any jurisdiction in respect of any Rent or other amounts as aforesaid, Sublessee will pay all such tax or duty and indemnify Sublessor against any claims for the same and any related claims, losses or liabilities.

21.4          Taxation of Indemnity Payments

21.4.1 Notwithstanding any other provision of this Agreement, if and to the extent that any sums payable to any Indemnitee by Sublessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for such Indemnitee to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse such Indemnitee for the cost incurred by it to a third party (including any taxation authority) Sublessee shall pay to such Indemnitee such sum as will after the tax liability has been fully satisfied leave that Indemnitee with the same amount as it would have been entitled to receive in the absence of that liability.

21.4.2 If and to the extent that any sums constituting (directly or indirectly) an indemnity to an Indemnitee but paid by Sublessee to any person other than such Indemnitee are treated as taxable in the hands of such Indemnitee, Sublessee shall pay to such Indemnitee such sum as will, after the tax liability has been fully satisfied, indemnify such Indemnitee to the same extent as it would have been indemnified in the absence of such liability.

21.5          Benefit of Indemnities

All rights expressed to be granted to each Indemnitee (other than Sublessor) under this Agreement are given to Sublessor on behalf of that Indemnitee.

21.6          Sublessor Indemnification

Without prejudice to Clause 21.5, Sublessor shall be entitled (but not obliged) to indemnify Indemnitees (other than Sublessor) on terms equivalent to the indemnities given by Sublessee under this Agreement and the obligations of Sublessee to Sublessor shall extend to reimbursement of Sublessor of any amount properly paid by Sublessor to such other Indemnitee provided always that nothing in this Clause 21.6 shall operate to increase the obligations or liabilities of Sublessee.

21.7          Survival of Tax Indemnities

Notwithstanding anything in this Agreement to the contrary, the provisions of Clause 20 shall survive the Expiry Date and continue in full force and effect notwithstanding any breach by Sublessor or Sublessee of the terms of this Agreement, the termination of the Sublease of the Aircraft to Sublessee under this Agreement or the repudiation by Sublessor or Sublessee of this Agreement.

21.8          Mitigation and Cooperation

In any case where Sublessee would be obliged to bear Taxes or make additional payment on account of Taxes pursuant to the provisions of this Agreement as a result of any change in applicable laws or regulations or practice, Sublessor shall at the written request of Sublessee, without limiting, reducing or otherwise qualifying the rights of the Sublessor and the Security Interest of Sublessor's Lender, consult with Sublessee in good faith as to such steps which Sublessor and Sublessee can mutually accept and agree upon in order to mitigate or avoid the effects of such circumstances. In case Sublessor and Sublessee can not agree within a period of thirty (30) days after Sublessee has made a written request, Sublessor shall not have any further obligation towards Sublessee.

21.9          Furnishing Forms

Sublessor agrees to furnish, and to procure that any other Indemnitee furnishes to Sublessee, or to such other person as Sublessee may designate, at Sublessees sole cost and expense, such duly executed and properly completed forms as such Indemnitee may be permitted and legally able to deliver and as may be necessary or appropriate in order to claim any reduction of, or exemption from any Tax which Sublessee may be required to indemnify against hereunder, unless such Indemnitee reasonably determines that furnishing such forms may have an adverse effect on either the business, tax status, tax liability or operations of such Indemnitee.


22.           insurance

22.1          Insurances

22.1.1 Sublessee shall, at its own expense, maintain in full force during the Lease Term insurances in respect of the Aircraft that, subject to this Clause 22, comply with the requirements set out in
              Schedule 5 (the "Insurances").

22.1.2 The Insurances shall be effected through brokers of international standing and repute in the London or New York aviation insurance markets and which are approved by Sublessor's Lender.

22.1.3        The Insurance shall be effected either:

              (i) on a direct basis with insurers of recognised standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriter(s) approved by Sublessor and Sublessor's Lender; or

              (ii) with a single insurer or group of insurers approved by Sublessor or Sublessor's Lender who does not fully retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of recognised standing and acceptable to the Sublessor and Sublessor's Lender for a percentage acceptable to the Sublessor and Sublessor's Lender of all risks insured (the Reinsurances);


22.2          Requirements

The current requirements of Sublessor and Sublessor's Lender as to the Insurances are as specified in this Clause 22 and in Schedule 5. Sublessor and Sublessor's Lender may from time to time stipulate other requirements for the Insurances so that (a) the scope and level of cover are maintained in line with best industry practice; and (b) the interests of the Sublessor and Sublessor's Lender continue to be fully protected and Sublessee will procure that such changes are effected.

22.3          Insurance Covenants

Sublessee shall:

22.3.1 ensure that all requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the State of Registration or any state to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with;

22.3.2 comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:

              (i)        invalidates or may invalidate the Insurances; or

              (ii) renders or may render void or voidable the whole or any part of any of the Insurances; or

              (iii) brings any particular insured liability within the scope of an exclusion or exception to the Insurances;

22.3.3 not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

22.3.4        be responsible for any deductible under the Insurances;

22.3.5 provide any other information and assistance in respect of the Insurances that Sublessor may from time to time reasonably require including, for the avoidance of doubt, lists of the underwriters and the exposures of each of those underwriters which may carry the Insurances from time to time;

22.3.6 not create any Security Interests over the Insurances except pursuant to the Assignment of Insurances;

22.3.7 not use or keep or permit the Aircraft or any part thereof to be used or kept for any purpose, in any manner or in any place not covered by the required policies;

22.3.8 not cause or permit the Aircraft or any part thereof to be employed in any place or in any manner or for any purpose inconsistent with the terms or outside the cover provided by any required policy;

22.3.9 not knowingly effect or authorise the placement of insurance covering the same subject matter as that covered by the Insurances (except on a contingent or other secondary basis); and


22.3.10       furnish to the Sublessor:

                  (i) on the date hereof and thereafter within seven (7) days after each renewal date of each policy a certificate or certificates signed by the insurers or the insurance broker providing evidence of insurance coverage pursuant to this Agreement;

                  (ii) on request, confirmation of payment by, or at the direction of the Sublessor of each sum payable under or in connection with any required policy;

                  (iii) on request, such evidence as the Sublessor may require of the Sublessee's compliance with its obligations under this Agreement; and

                  (iv) any notice received from the insurers or the insurance brokers (within three Business Days of receipt) relating to or in connection with any cancellation of the Insurances or any material alteration of the Insurances.


22.4          Renewal of Insurances

Sublessee shall commence renewal procedures at least thirty (30) days prior to expiry of any of the Insurances, and provide to Sublessor:

22.4.1 confirmation of completion of renewal at least 15 days prior to each expiry date of any of the Insurances;

22.4.2 certificates of insurance and a brokers' letter of undertaking in a form acceptable to Sublessor and in English, detailing the coverage and confirming the insurers' agreement to the specified insurance requirements of this Agreement within seven (7) days after each renewal date; and

22.4.3 any other information as Sublessor may reasonable request be provided by the insurance broker at least fifteen (15) days before such expiry;

22.5          AVN 2000


22.6          Failure to Insure

If Sublessee fails to maintain the Insurances in compliance with this Agreement, Sublessee shall:

22.6.1 forthwith ground or cause to be grounded the Aircraft and shall keep or procure that the Aircraft be kept grounded until such time as all the Insurances shall again be in full force and effect; and

22.6.2 immediately notify Sublessor of the non-compliance of the Insurances and provide Sublessor with full details of any steps which Sublessee is taking or proposes to take, in order to remedy such non-compliance;

and each of the Indemnitees will be entitled but not bound, without prejudice to any other rights of Sublessor under this Agreement:

              (i) to pay the premiums due or to effect and maintain insurances satisfactory to Sublessor and substantially the same as the Insurances required hereunder or otherwise remedy Sublessee's failure in such manner, including to effect and maintain an "owner's interest" policy, as Sublessor considers appropriate. Any sums so expended by Sublessor will become immediately due and payable by Sublessee to Sublessor together with interest thereon at the Default Rate, from the date of expenditure by Sublessor up to the date of reimbursement by Sublessee; and

              (ii) at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by Sublessor until the failure is remedied to Sublessor's satisfaction.

22.7          Continuation of Insurances

Sublessee agrees to effect and maintain at Sublessee's cost airline general third party liability insurances in the form required by this Agreement for two
(2) years after the Expiry Date whether or not Sublessee or Sublessor continues to have any interest in the Aircraft.

22.8          Application of Insurance Proceeds

As between Sublessor and Sublessee:

22.8.1 all insurance payments received as the result of a Total Loss occurring during the Lease Term will be paid to Sublessor or to Sublessor's Lender pursuant to the terms of any security given by Owner Trustee;

22.8.2 all insurance proceeds of any damage or loss to the Aircraft, any Engine or any Part occurring during the Lease Term not constituting a Total Loss and in excess of the Damage Notification Threshold will be paid to Sublessor and applied in payment (or to reimburse Sublessee) for repairs or replacement property, upon Sublessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement; and

22.8.3 notwithstanding clause 22.8.1 and 22.8.2 above, if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Sublessor to be applied toward payment of any amounts which may be or become payable by Sublessee in such order as Sublessor sees fit or as Sublessor may elect.

22.9          Pursuit of Claims

The parties shall cooperate in the pursuit of any claims under the Insurances. In pursuing any such claims, the parties shall take account of each others interests but, if there is any material disagreement between the parties in respect of how any such claim shall be pursued, the interests of Sublessor shall be paramount.


23.           loss, damages and requisition

23.1          Total Loss Prior to Pre-Delivery Acceptance

If a Total Loss occurs prior to Pre-Delivery Acceptance of the Aircraft to Sublessee, this Agreement shall immediately terminate, and except as expressly stated in this Agreement neither party will have any further obligation or liability under this Agreement, except that Sublessor will repay to Sublessee the amount of Security Deposit paid under this Agreement.

23.2          Total Loss After Pre-Delivery Acceptance

23.2.1 If a Total Loss occurs after Pre-Delivery Acceptance of the Aircraft to Sublessee, Sublessee shall pay the Sublessor on or prior to the earlier of:

              (i)        Sixty (60) days after the Total Loss Date; and

              (ii) the date of receipt of insurance proceeds in respect of that Total Loss,

the aggregate of (x) the Agreed Value and (y) Rent to the date of payment.

23.2.2 Subject to the rights of any insurers or other third parties, including Sublessor's Lender upon irrevocable payment in full to Sublessor of the Agreed Value and all other amounts which may be or become payable to Sublessor under this Agreement, Sublessor shall direct Owner Trustee to transfer to Sublessee all of Owner Trustee's and Sublessor's rights (if any) to (x) the Airframe or any Engines and Parts whether or not installed when the Total Loss occurred, on an as-is where-is basis and without recourse or warranty (save as to freedom from Sublessor Liens), and Sublessor shall procure the execution and delivery of such bills of sale and other instruments as Sublessee may reasonably request to evidence such transfer, free and clear of all rights of Owner Trustee and Sublessor and (y) any other rights in respect of the Aircraft or any part thereof or any further requisition or insurance proceeds in respect thereof. Sublessee shall indemnify Owner Trustee and Sublessor for all fees, expenses and Taxes incurred by Sublessor in connection with any such transfer.

23.2.3 If a Total Loss of the Aircraft or the Airframe occurs during the Lease Term, Rent shall continue until the date of payment of the Agreed Value and all other amounts due under the Sublease and upon payment of the Agreed Value and all other sums due under this Agreement, the leasing of the Aircraft shall immediately terminate, but without prejudice to the continuing obligations of the Sublessee (as to indemnity or otherwise) under this Agreement; and Sublessor and, if not already recovered, Sublessee shall proceed diligently and co-operate fully with each other in the recovery of the Total Loss Proceeds.

23.3          Total Loss of Engines

23.3.1 Upon an Engine Total Loss of any Engine not installed on the Aircraft, or an Engine Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe (in either case, a "Destroyed Engine"), Sublessee shall give Sublessor prompt written notice thereof and Sublessee shall replace the Destroyed Engine as soon as reasonably possible by procuring that Owner Trustee acquires, at Sublessee's expense, title to another engine complying with the requirements of Clause 17.6. Such Replacement Engine shall upon acquisition by the Sublessor be an Engine as defined herein;

23.3.2 Sublessee agrees to take such action as Sublessor may reasonably request in order that any such Replacement Engine shall be the property of Owner Trustee, and subleased hereunder on the same terms as the Destroyed Engine. Sublessee's obligation to pay Rent shall continue in full force and effect, but an amount equal to the Total Loss Proceeds received by Sublessor or, as the case may be, Sublessor's Lenders with respect to the Destroyed Engine, less any cost, expenses, Taxes or duties incurred in connection with the collection thereof, shall, subject to Sublessor's right to deduct therefrom any amounts then due and payable by the Sublessee under this Agreement, be paid to Sublessee;

23.3.3 Immediately upon the effectiveness of such substitution, and without further act, title to the replaced Engine shall thereupon vest in Sublessee, in an as-is, where-is condition, free and clear of all rights and Security Interests of Owner Trustee, Sublessor's Lender and Sublessor and shall no longer be deemed an Engine hereunder.

23.4          Requisition

23.4.1 During any requisition for use or hire of the Aircraft, any Engine or Part that does not constitute a Total Loss:

              (i) the Rent and other amounts payable under this Agreement will not be suspended or abated either in whole or in part, and Sublessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Sublessee is unable to comply solely by virtue of the requisition);

              (ii) so long as no Default or Event of Default has occurred and is continuing, Sublessee shall be entitled to any hire paid by the requisitioning authority in respect of the Lease Term;

              (iii) Sublessee shall, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement.

23.4.2 If the Aircraft is under requisition for hire at the Expiry Date the leasing of the Aircraft under this Agreement shall continue until the earlier of (x) when the Aircraft becomes a Total Loss and Sublessor receives the Agreed Value together with any other amounts then due and unpaid under this Agreement and (y) when the Aircraft is returned prior to becoming a Total Loss, and Sublessee satisfies the Return Conditions PROVIDED THAT:

              (i) the obligations of Sublessee including in respect of payment of Rent, including Reserves, shall continue in full force and effect until the leasing ends except that during the continuation of the requisition for hire while it does not constitute a Total Loss, Sublessee shall be released from those of its obligations that it is prevented from performing as a result of the requisition of the Aircraft;

              (ii)       unless a Total Loss has  occurred (in which case Clause
                         23.2 shall apply), Sublessee shall be obliged to redeliver the Aircraft to Sublessor in accordance with Clause 24;

              (iii) provided no Default or Event of Default is continuing Sublessee shall be entitled to receive and retain any requisition payments made in respect of the Aircraft.

              (iv) Sublessee shall indemnify Sublessor for any Losses which Sublessor suffers (Sublessor undertakes to use its reasonable best efforts to mitigate such Losses) as a result of Sublessee returning the Aircraft to Sublessor after the Expiry Date.


24.           redelivery

24.1          Redelivery of Aircraft; General Conditions

On the Redelivery Date, Sublessee shall unless a Total Loss has occurred redeliver the Aircraft and the Aircraft Documents to Sublessor at Sublessee's expense at the Redelivery Location. If the Aircraft has been damaged and is being repaired in a timely manner, then the term of the Sublease will be extended and Sublessee's obligations under this Agreement shall continue in full force and effect and during the course of such repair and, so long as no Default or Event of Default shall have occurred and be continuing, the Sublessor will make insurance proceeds available to accomplish such repairs as provided in Clause 23. When the repairs are completed, the Aircraft shall be redelivered to Sublessor. At the time of the redelivery of the Aircraft:

24.1.1 the Aircraft shall be free and clear of all Security Interests other than Sublessor Liens;

24.1.2 all maintenance to the Aircraft due for performance on or before the Expiry Date shall have been completed in accordance with this Agreement;

24.1.3        the Aircraft shall be in compliance with the Return Conditions;

24.1.4 the Aircraft shall comply with such other reasonable requirements to which Sublessor and Sublessee have agreed and that Sublessor has agreed to pay for; provided, however, that if compliance with Sublessor's request is the sole cause of a delay in the return of the Aircraft beyond the Expiry Date, then Rent shall abate for the period of such delay solely attributable to Sublessee's compliance with Sublessor's request;

24.1.5 any service bulletin kits which are allocated to the Aircraft at no charge by the Manufacturer and not delivered to Sublessor as at the Expiry Date will be shipped to a location specified by Sublessor at Sublessee's cost.

For the avoidance of doubt, Sublessee will not be responsible for any inaccuracy or incompleteness in the Aircraft Documents that pertains to any period preceding Delivery, provided always that the foregoing shall not in any way be construed as waiver by Sublessor of Sublessees obligations to keep, maintain and update Aircraft Records during the Lease Term in accordance with the other provisions of this Agreement.

24.2          Final Inspection

Immediately prior to redelivery of the Aircraft, Sublessee shall make the Aircraft available to Sublessor for inspection (Final Inspection) at the Technical Redelivery Location in order to verify that the condition of the Aircraft complies with the Return Conditions. The Final Inspection shall be long enough to permit Sublessor to:

              (i)        inspect the Aircraft Documents;

              (ii)       inspect the Aircraft and uninstalled Parts;

              (iii) inspect the Engines, including without limitation (i) a video boroscope inspection of (A) the low pressure and high pressure compressors and (B) turbine area and (ii) engine condition runs.

24.3          Operational Ground Check; Demonstration Flight

24.3.1 Promptly after completion of any corrections required under Clause 24.2, Sublessee shall conduct an operations ground check in accordance with the applicable Return Conditions and with Sublessee's maintenance manual criteria for the purpose of demonstrating to Sublessor the satisfactory operation of the systems that are normally ground checked by Sublessee, including a full fuel tank leak stand test, hydraulic internal leak check and pitot static systems check. Sublessee shall promptly correct any discrepancies required to be corrected in order to comply with the maintenance manual criteria or the provisions of this Agreement.

24.3.2 The Aircraft shall have at least a two hour demonstration flight performed by and at the expense of Sublessee (with Sublessor's representatives as on-board observers) using the manufacturer's acceptance test flight procedure or any other procedure used by Sublessee and acceptable to Sublessor in its reasonable discretion.

24.3.3 Sublessee shall repair all discrepancies discovered during the final inspection and demonstration flight, which exceed maintenance manual allowable limits, and shall correct all discrepancies in the Aircraft Documents.

24.3.4 When Sublessee has complied with the provisions of Clause 24.3.3 Sublessee shall deliver the Aircraft at the Physical Redelivery Location.

24.4          Non-compliance

To the extent that, at the time of Final Inspection, the condition of the Aircraft does not comply with this Agreement (except Clause 24.1.4), Sublessee shall at Sublessor's option:

24.4.1 immediately rectify the non-compliance and to the extent the non-compliance extends beyond the Redelivery Date, the Lease Term will be automatically extended until the non-compliance has been rectified and Sublessee shall be required to pay Rent to Sublessor during that period at the rate equal to two (2) times the daily Rent (Rent per month divided by 30) per day payable monthly or, if earlier, on the date on which the non-compliance is rectified and the return of the Aircraft is accepted by Sublessor; or

24.4.2 redeliver the Aircraft to Sublessor and indemnify Sublessor, and provide cash to Sublessor in an amount reasonably satisfactory to Sublessor as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

Sublessor's  option in Clause 24.4 is not  available to Sublessor  provided that
(i) Sublessee has notified Sublessor of its intent to rectify the non-compliance prior to the Expiry Date and (ii) Sublessee will in the reasonable opinion of Sublessor be able to rectify such non-compliance on or before Expiry Date.

For the avoidance of doubt, Sublessor shall not be entitled to exercise its option under this Clause 24.4 and Sublessee shall suffer no loss or penalty to the extent that the Aircraft does not, on Final Inspection, comply with Clause
24.1.4 but is otherwise in compliance with the Return Conditions.

24.5          Acknowledgment

Provided Sublessee has complied with its obligations under this Agreement, following redelivery of the Aircraft by Sublessee to Sublessor at the Redelivery Location, the parties shall execute an acknowledgement confirming that Sublessee has redelivered the Aircraft to Sublessor in accordance with this Agreement substantially in the form of Schedule 6.


24.6          Return of the Letter of Credit

Upon compliance by Sublessee with all its obligations under this Agreement (including reconciliation of all maintenance reserves and any carried over deficiency at re-delivery) and the execution of the acknowledgement set out in Clause 24.5, Sublessor shall return to Sublessee the Letter of Credit.


25.           events of default

25.1          Events

Each of the following events will constitute an Event of Default and a material breach of this Agreement:

                        (a) Non-payment: Sublessee fails to pay any amount payable by it under the Transaction Documents or Other Agreements in the currency in which such sum fell due in respect of payments of Rent or Maintenance Reserves, within three (3) Business Days of the due date for payment thereof and, in respect of any other payments, within five (5) Business Days of the date of receipt of written notice for payment thereof;

                        (b) Insurance: insurance cover on or with respect to the Aircraft for the benefit of Sublessor (and any additional insured) is not maintained in accordance with the provisions of this Agreement or the Aircraft is operated outside the scope of such insurance coverage; or

                        (c) Delivery: Sublessee fails to take Delivery of the Aircraft when obligated to do so under the terms of this Agreement; or

                        (d) Redelivery: Sublessee fails to return the Aircraft to Sublessor on the Redelivery Date in accordance with Clause 24; or

                        (e) Breach: Sublessee defaults in the due performance and observance of any other obligations contained in the Transaction Documents and such default is not remedied within twenty (20) days of becoming aware of such default; or

                        (f) Representation: any representation, warranty or statement made or deemed to be made by Sublessee in the Transaction Documents or in any certificate, statement or opinion delivered by it hereunder or in connection herewith is incorrect, inaccurate or misleading in any respect which is material when made or deemed to be made or if the effects or consequences of such incorrect, inaccurate or misleading representation, warranty or statement are capable of cure and Sublessee fails to cure such effects or consequences within twenty (20) days after becoming aware of such default; or

                        (g) Approvals: any governmental or other consent, license or authorization required by law for the validity or legality of the Transaction Documents or the performance hereof or thereof (other than any such which may be required to be obtained by Sublessor) is withdrawn or ceases, for any reason, to be in full force and effect or is not renewed or obtained when required and such withdrawal, cessation, non-renewal or non-obtaining in the opinion of Sublessor may prejudice the rights of Sublessor under this Agreement or in the reasonable opinion of Sublessor may have a material adverse effect on Sublessees obligation to perform its obligations under this Agreement; or

                        (h)       Registration:

                                   (i) the registration of the Aircraft is cancelled other than as a result of an act or omission of Sublessor or another Indemnitee including the Owner Trustee and Sublessor or an affiliate of the Owner Trustee and Sublessor; or

                                   (ii)      Sublessee  ceases  to  be a US  Air
                                             Carrier   authorised  to  transport
                                             passengers in common carriage; or

                                   (iii) the Aircraft ceases to be "based and primarily used in the United States" within the meaning of 14 Code of Federal Regulations 47.9.

                        (i) Possession: Sublessee abandons the Aircraft or the Engines, or Sublessee or any Permitted Air Carrier no longer has unencumbered control (other than Permitted Liens) or possession of the Aircraft or Engines, except as otherwise permitted by this Agreement; or

                        (j) Discontinuation: Sublessee threatens to or temporarily or permanently discontinues business or sells or otherwise disposes of all or substantially all of its assets; or

                        (k) Adverse change: A material adverse change occurs in the financial condition of Sublessee which in the reasonable opinion of Sublessor may have a material negative impact on Sublessees ability to perform its obligations hereunder; or

                        (l) Cross Default: any Financial Indebtedness of Sublessee (in an aggregate amount in excess of US$1,000,000 or its equivalent in other currencies) becomes due and payable, or may be declared due and payable, prior to its stated maturity by reason of default by Sublessee (having regard to any applicable grace period) or any such Financial Indebtedness is not paid on the due date for payment thereof (as extended by any applicable grace period); or

                        (m) Insolvency: Sublessee is declared bankrupt or becomes insolvent or is unable to pay its debts as and when the same fall due or declares a moratorium on the payment of its indebtedness or makes an assignment for the benefit of creditors generally or is subject to bankruptcy, liquidation, debt negotiations or any analogous proceedings; or

                        (n) Proceedings: Any proceedings, resolutions, filings or other steps are instituted or threatened with respect to the Sublessee or a substantial part of Sublessees property relating to the bankruptcy, liquidation, reorganisation or protection from creditors of Sublessee. If instituted by Sublessee or done by the Sublessee, the same will be an immediate Event of Default. If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within twenty (20) days; or

                        (o) Judgments: Any order, judgement or decree is entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of Sublessee or a substantial part of its property or if a substantial part of its property is to be sequestered. If instituted by Sublessee or done by the Sublessee, the same will be an immediate Event of Default. If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within twenty (20) days; or

                        (p) Air Navigation Charges: Any competent authority has unpaid Air Navigation Charges due from Sublessee (unless such charges are being contested in good faith and by appropriate proceedings and such proceedings do not involve any danger of the detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft) and such charges remain outstanding of a period of ten
                                  (10) days from the due date thereof; provided that such 10 day grace period will not apply if there is a danger of detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft; or

                        (q) Airport Charges: any airport has unpaid Airport Charges due from Sublessee (unless such charges are being contested in good faith and by appropriate proceedings and such proceedings do not involve any danger of the detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft) and such charges remain outstanding for a period of ten (10) days from the due date thereof; provided that such 10 day grace period will not apply if there is a danger of detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft; or

                        (r) Other Default: an Event of Default is continuing unremedied under any Other Agreement between Sublessee and Sublessor or another lessor or sublessor that either (i) shares the same general partner or controlling shareholder with Sublessor or (ii) whose beneficiary shares the same general partner or controlling shareholder with Sublessor.

25.2          Sublessor's Rights

25.2.1 If an Event of Default occurs, without prejudice, and in all cases addition to any other rights of Sublessor under this Agreement or under applicable law (to the extent permitted by and subject to compliance with any mandatory requirement, of law):

              (i) in the case of a default under Clause 25.1(m) or (o), without the need for notice or demand, this Agreement will automatically terminate together with any and all other rights of Sublessee with respect to the Aircraft but without prejudice to the continuing obligations of Sublessee under this Agreement, whereupon all rights of Sublessee under this Agreement shall cease; or

              (ii) in all other cases Sublessor may at any time thereafter:

                         (aa) by notice to Sublessee and with immediate effect terminate the leasing of the Aircraft and any and all other rights of Sublessee with respect to the Aircraft but without prejudice to the continuing obligations of Sublessee under this Agreement, whereupon all rights of Sublessee under this Agreement shall cease; or

                         (bb) proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement provided that damages recoverable under UCC 2-A sections 527 through 530 and 532 shall be recoverable in the case of any Event of Default hereunder; or

                         (cc) for Sublessees account do anything that may reasonably be required to cure any default and recover from Sublessee all reasonable costs, including reasonable legal fees and expenses incurred in doing so and interest thereon at the Default Rate; or

                         (dd)      either:

                                   (A) at its option, may enter upon the premises where the Airframe or any or all Engines are located or believed to be located and take immediate possession of and remove such Airframe or Engines without the necessity for first instituting proceedings, or by summary proceedings or otherwise, and Sublessee shall comply therewith, all without liability to Sublessor for or by reason of such entry or taking possession, whether for the restoration or damage to property caused by such taking or otherwise;

                                   (B) by serving notice require Sublessee to redeliver the Aircraft to Sublessor at the Redelivery Location or such other location as Sublessor may require.

                         (ee) Whether or not Subessor shall have exercised, or shall thereafter at any time exercise, any of its rights under clause 25.2.1(dd) above with respect to all or any part of the Aircraft, Sublessor, by written notice to
                                   Sublessee specifying a payment date not earlier than ten (10) days from the date of such notice, may demand that the Sublessee pay to Sublessor, and Sublessee shall pay Sublessor, on the payment date specified in such notice as liquidated damages and not as a penalty (in lieu of the instalments of Rent due for periods commencing on or after the payment date in such notice), any unpaid instalments of Rent due for periods prior to the period commencing with the payment date specified in such notice plus the present value of the remaining instalments of Rent during the Initial Lease Term and Extension Lease Term, if any (together, the "Term")
                                   using in each case a discount rate of the amount of interest then paid on U.S. Treasury Bills of similar maturity. In addition, Sublessee shall be liable for the amounts set forth in Clause 25.3(ii) and (iii).

25.2.2 If an Event of Default occurs, Sublessor may sell or re-lease or otherwise deal with the Aircraft at such time and in such manner as Sublessor considers appropriate in a commercially reasonable manner, free and clear of any interest of Sublessee as if this Agreement had never been entered into and as if Sublessee had never made any payments hereunder. While an Event of Default is continuing, Sublessee will not operate the Aircraft without the consent of Sublessor.

25.3          Default Payments

Sublessee shall be liable for:

              (i) any and all unpaid Rent due hereunder before or after any termination hereof;

              (ii) any and all unpaid Supplemental Rent due hereunder before or after any termination hereof;

              (iii) all costs and expenses (including reasonable attorney's fees and disbursements) incurred by Sublessor in connection with or as a result of any Event of Default or exercise of remedies hereunder, including, but not limited to, (i) all costs and expenses incurred in connection with recovering possession of the Aircraft and in carrying out any works or modifications required to place the Aircraft in the condition specified in Clause 24.1 and remarketing the Aircraft, (ii) interest at the Default Rate on any amount not paid when due under this Agreement and (iii) an amount sufficient to fully compensate Sublessor for any loss or damage to Sublessor's residual interest in the Aircraft. All costs and expenses referred to in the preceding sentence shall be payable by Sublessee upon demand by the Sublessor unless otherwise specified in this
                         Agreement. All such obligations shall survive any termination of this Agreement or the leasing of the Aircraft or any portion thereof hereunder.

              Expect as otherwise expressly provided above, no remedy referred to in this Clause 25 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Sublessor at law or in equity. The exercise or beginning of exercise by Sublessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Sublessor of any or all such other remedies. No express or implied waiver by Sublessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.


26.           assignment and transfer

26.1          By Sublessee

No assignment, novation, transfer, mortgage or other change may be made by Sublessee in any of its rights with respect to the Aircraft, Engine, or Parts or this Agreement.

26.2          By Sublessor

Subject to Sublessees rights pursuant to this Agreement, Sublessor may at its expense and at any time and without Sublessees consent sell, assign or transfer its rights and interest hereunder to a third party, ("Sublessors's Assignee"), provided that such sale, transfer, or assignment shall not increase Sublessees obligations. Sublessor will cooperate with Sublessee to ensure minimum practical disturbance or cost in connection with such assignment or transfer of rights and interest hereunder and Sublessor shall reimburse Sublessee for any expense incurred by Sublessee in connection with such assignment or transfer. Sublessee agrees to cooperate in good faith with Sublessor in such sale, assignment or transfer and provide Sublessor and Sublessor's Assignee with such reasonable assistance as Sublessor may require, including but not limited to assisting in any of Sublessor's and Sublessors Assignee's efforts to minimize or eliminate any Taxes related to such assignment or transfer. For a period of two (2) years after any such sale or assignment and at Sublessee's cost, Sublessee will continue to name Owner Trustee, Sublessor and Sublessor's Lender as additional insureds in accordance with the insurance requirements set out in Clause 22.

26.3          Assignment to Lender

26.3.1 Subject to Sublessee's rights under this Agreement, Owner Trustee may at any time grant Security Interests over the Aircraft and the benefit of this Agreement and any other agreement related to the Aircraft to any Sublessor's Lender as security for Owner Trustee's obligations to such Sublessor's Lender, provided by doing so the obligations of Sublessee under this Agreement shall not materially increase. Owner Trustee's rights to grant any such Security
              Interests shall be subject only to receipt by Sublessee of an acknowledgement, in form and substance reasonably satisfactory to Sublessee, from or on behalf of Sublessor's Lender relating to quiet enjoyment and other related rights.

26.3.2 On Sublessor's request, Sublessee will execute all such documents as Owner Trustee or Sublessor's Lender may reasonably require (including an Estoppel Certificate) to confirm Sublessee's obligations under this Agreement and for the purpose of perfecting and ensuring and maintaining the perfection of any Security Interest granted by Owner Trustee over the Aircraft or this Agreement and obtain Sublessee's confirmation that no Event of Default is outstanding. Sublessee, at Sublessors expense, will provide all other reasonable assistance and cooperation to Sublessor, Owner Trustee or Sublessor's Lender in connection with any of the matters referred to in this Clause 26 or the perfection and maintenance of any related Security Interest, the making of any necessary changes to the Insurances, the making of any necessary filings and registrations in the State of Incorporation or the provision of any appropriate counsel's opinions in relation to Sublessee's obligations. Except with respect to the initial documentation and filings to be done in connection with this Agreement or at the time of Delivery of the Aircraft hereunder, Sublessor will reimburse Sublessee for its reasonable out-of-pocket costs including reasonable legal fees and expenses in reviewing documents required by Sublessor or Sublessor's Lender

26.3.3 Sublessor will obtain for the benefit of Sublessee an acknowledgement from any Sublessors Assignee or Sublessor's Lender that, so long as no Default has occurred and is continuing hereunder, such Person will not interfere with Sublessees quiet, peaceful use and enjoyment of the Aircraft.

26.4          Sublessor Includes Sublessor's Assignee and Sublessor's Lender

Wherever the term "Sublessor" is used in this Agreement in relation to any of the provisions relating to registration, title, disclaimer, indemnity and insurance contained in Clauses 12, 20, and 22 respectively, the term "Sublessor" will be deemed to include Sublessors Assignee and Sublessor's Lender, if applicable.


27.           miscellaneous provisions

27.1          Rights Cumulative, Waivers

The rights of Sublessor under this Agreement are cumulative, may be exercised as often as Sublessor considers appropriate and are in addition to Sublessor's rights under the general law. The rights of Sublessor against Sublessee or in relation to the Aircraft, whether arising under this Agreement or the general law, shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on Sublessor's part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

27.2          Delegation

Sublessor may delegate to any person or persons all or any of its rights, powers or discretions vested in it by this Agreement, and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Sublessor in its absolute discretion thinks fit.

27.3          Expenses

27.3.1 So long as the Aircraft is tendered for Delivery to Sublessee pursuant to this Agreement, Sublessee shall pay to Sublessor on demand:

              (i) all reasonable expenses including legal, professional, and out-of-pocket expenses incurred or payable by Sublessor in connection with any amendment to or extension of or other documentation requested by Sublessee in connection with, or the granting of any waiver or consent under this Agreement or the monitoring of compliance by Sublessee with this Agreement, but in the case of such monitoring of compliance, only if upon such monitoring Sublessee is found to be in Default under this Agreement; and

              (ii) all expenses including legal and other costs payable or incurred by Sublessor following a Default in connection with the enforcement of or preservation of any of Sublessor's rights under this Agreement, or in respect of the repossession of the Aircraft.

All expenses payable pursuant to this Clause 27.3 shall be paid in the currency in which they are incurred by Sublessor.

27.4          Time of Essence

The time stipulated in this Agreement for all payments by Sublessee to Sublessor and for the prompt performance of Sublessee's other obligations under this Agreement will be of the essence for this Agreement.

27.5          Entire Agreement

The Transaction Documents are the sole and entire agreements between Sublessor and Sublessee in relation to the leasing of the Aircraft, and supersede all previous agreements in relation to that leasing.

27.6          Further Assurances

The parties shall take such action as Sublessor and Sublessee reasonably consider to be in furtherance of the commercial intent of the parties under the Transaction Documents including, without limitation, such action as may be required properly to transfer title to engines and parts as contemplated in this Agreement in compliance with the laws of the lex situs of the relevant engine or part at the relevant time.

27.7          Language

All notices to be given under this Agreement will be in English. All documents delivered to Sublessor pursuant to this Agreement will be in English or, if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

27.8          Variation

The provisions of this Agreement shall not be varied or amended otherwise than by an instrument in writing executed by or on behalf of Sublessor and Sublessee.

27.9          Invalidity of any Provision

If any provision of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

27.10         Survival

All indemnities and other obligations of Sublessee which arise or are attributable to circumstances occurring during the Lease Term shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement or the leasing of the Aircraft hereunder.

27.11         Reimbursement

If Sublessee defaults in the performance of any of its obligations under this Agreement that can be rectified by the spending of money, Sublessor shall be entitled (but not obliged) to expend money to rectify such matter and Sublessee shall reimburse Sublessor on demand the money so expended. Any expenditure by Sublessor pursuant to this Clause 27.11 shall not prejudice the rights of Sublessor in respect of any Default or Event of Default.

27.12         Press Releases

The parties will give copies to one another, in advance if possible, of all news, articles and other releases provided to the public media regarding this Agreement or the Aircraft.

27.13         Power of Attorney

Sublessee hereby irrevocably appoints Sublessor as its attorney for the purpose of putting into effect the intent of this Sublease following an Event of Default, including without limitation, the return, repossession, deregistration and exportation of the Aircraft. To evidence this appointment, Sublessee has executed the Power of Attorney in the form of Schedule 10. Sublessee will take all steps required under the laws of the State of Registration to provide such power of attorney to Sublessor.

27.14         Usury Laws

The parties intend to contract in strict compliance with the usury laws of the State of New York and, to the extent applicable, the United States. Notwithstanding anything to the contrary in the Transaction Documents, Sublessee will not be obligated to pay Default Interest or other interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable law be charged, contracted for, reserved, received or collected by Sublessor in connection with the Transaction Documents.

27.15         Confidentiality

The Transaction Documents and all non-public information obtained by either party about the other are confidential and are between Sublessor and Sublessee only and the commercial terms and other material provisions of this Sublease will not be disclosed by a party to third parties (other than to such party's auditors, lenders and legal advisors) without the prior written consent of the other party except in connection with enforcement of rights hereunder. If disclosure is required as a result of applicable law, Sublessee and Sublessor will cooperate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Sublease; provided, however, if they are unable to obtain such confidential treatment and disclosure is required by applicable law, then such disclosure may be made in accordance with such law.

27.16         Counterparts

This Agreement may be executed in any number of identical counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument when each party has signed and delivered one such counterpart to the other party. Delivery of an executed counterpart of this Agreement by telefacsimile will be deemed effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement by telefacsimile will also deliver an originally executed counterpart; provided, however, the failure of any party to deliver an originally executed counterpart of this Agreement will not affect the validity or effectiveness of this Agreement.

27.17         Bankruptcy

It is the intention of the parties that the Sublessor shall be entitled to the benefits of 11 U.S.C 1110 with respect to the right to repossess the Airframe, Engines and Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Agreement is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful. To the extent consistent with the provisions of 11 U.S.C 1110 or any analogous section of the Federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed and provided that, notwithstanding any other provisions of the Federal bankruptcy laws, as amended from time to time , any right of the Sublessor to take possession of the Aircraft in compliance with the provisions of this Agreement shall not be affected by the provisions of 11 U.S.C 362 or 363, as amended from time to time, or any analogous provisions of any superseding statute or any power of the bankruptcy court to enjoin such taking of possession. This Agreement is a true lease and not one intended as security.

28.           notices

Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, by reputable overnight courier or express service or by post or facsimile transmission to the respective addresses or facsimile numbers given below or such other address or facsimile number as the recipient may have notified to the sender in writing. Proof of posting or despatch shall be deemed to be proof of receipt. Notice shall be deemed received:

              (i) in the case of a letter, on the fifth Business Day after posting; and

              (ii)      in  the  case  of  a   facsimile,   on  the Business Day
                        immediately    following   the   date  of  despatch   or
                        transmission.

In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions. Notices will be addressed as follows:

Sublessor:    Indigo Pacific AB.
Address:      Sodra Forstudsgatan
              SE-21143 Maluno
              Sweden
Attention:    Legal Department
Telephone:    46406603001
Facsimile:    4640302350




Sublessee:    FRONTIER AIRLINES, INC.
Address:      12015 E. 46th Avenue
              Denver, Colorado 80239
Attention:    General Counsel
Facsimile:    (303) 371 9669



29.           governing law and jurisdiction

29.1          New York Law

THIS SUBLEASE WILL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT EXCLUDING SECTION 7-101 OF THE GENERAL OBLIGATIONS LAW (NOTWITHSTANDING THE CONFLICT LAWS OF THE STATE OF NEW YORK).

29.2          NON-EXCLUSIVE JURISDICTION IN NEW YORK

EACH OF SUBLESSOR AND SUBLESSEE (A) IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK CITY COUNTY, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY THE OTHER PARTY OR ITS SUCCESSOR OR ASSIGN AND (B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVENAMED COURTS; THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE IS IMPROPER OR THAT THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. NOTHING HEREIN CONTAINED SHALL PREVENT EITHER PARTY FROM BRINGING SUIT IN ANY OTHER APPROPRIATE JURISDICTION.

29.3          SERVICE OF PROCESS

WITH RESPECT TO ACTIONS, SUITS AND PROCEEDINGS BROUGHT IN THE COURTS NAMED IN 29.2, EACH OF SUBLESSOR AND SUBLESSEE HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT SERVICE OR PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THE ADDRESSED SPECIFIED IN CLASUE 28 AND THAT SUCH SERVICE SHALL BE DEEMED COMPLETED ON THE FIFTH BUSINESS DAY AFTER SERVICE IS DEPOSITED IN THE MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVICE PROCESS IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW OR ACCORDANCE WITH THE HAGUE CONVENTION IF APPLICABLE.


29.4          WAIVER

SUBLESSEE AND SUBLESSOR HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

SIGNATURE PAGE


IN WITNESS whereof the parties hereto have executed this Agreement on the date shown at the beginning of this Agreement.

SIGNED on behalf of INDIGO PACIFIC AB


By:           ___________________________

Name:         ___________________________

Title:        ___________________________


SIGNED on behalf of FRONTIER AIRLINES, INC.


By:           ___________________________

Name:         ___________________________

Title:        ___________________________


Receipt of the "original" counterpart of this Agreement is hereby acknowledged.

                                   SCHEDULE 1


                                           AIRCRAFT SPECIFICATION

Model                                 Boeing 737-3U3
Serial Number                         28734
Current Registration                  N309FL
Line Number                           2974
Date of Manufacture                   December 1997
Engines                               CFM INTERNATIONAL MODEL CFM 56-3C1,
                                      ENGINE SERIAL NUMBERS 858670 AND
                                      858673
APU                                   Garrett GTCP85-129K
Present Operator                      N/A

WEIGHTS                               Lbs

Max Taxi Weight                       140,000
Max Take Off Weight                   139,500
Max Landing Weight                    116,600
Max Zero Fuel Weight                  109,600
Basic Empty Weight                    69,721
Max Fuel capacity                     5,311 US Gallons

INTERIOR CONFIGURATION

Seating                               136 Y                    Burus Airest 2000

Galleys                               G1, G2, G4B                          WEBER
Lavatories                            Three
                                      1 Forward,  2 Aft

                NAVIGATIONAL, COMMUNICATION, ELECTRONIC SYSTEMS,
                           FURNISHING & EQUIPMENT LIST


DESCRIPTION                   MANUFACTURER           MODEL OR PART NUMBER    QTY
Flight Control Computer       Honeywell              10-62038                2
AFDS Controller               Honeywell              10-62038-239            1
Yaw Damper System             Honeywell              10-60447                1
Autothrottle Computer         Smiths Industries      10-62017                1
VHF Com TRX                   Collins                822-0693-004            3
VHF Comm. Cntrl Panel         Collins                622-6831-022            3
PA Amplifier                  Collins                346D-2B                 1
Boarding Music System         Matsushita             RD-AX7351               1
Selcal decoder                Team                   SC2253AD01              1
CVR                           Fairchild              A 100A                  1
HF Communication              Collins                622-5272-001            2
ACARS Management Unit         Allied Signal          965-0728-003            1
Video Monitors 14"            Transcom               Various                 9
Video Tape Reproducer VHS     Transcom               743-0238-001            1
Control Distr Monitor Unit    Transcom               743-0313-005            1
Cabin Info Video I/face unit  Sony Transcom          700-1388-001            1
Audio Tape Reproducer         Matsushita             RD-AX7002-01            1
Audio System - PES            Matsushita             Various
Digital Flight Recorder       Allied Signal          980-4700-001            1
DFDAU                         Allied Signal          967-0202-001            1
Electric Altimeter            Smiths                 10-61826-8              1
Digital Air Data Computer     Smiths                 10-62153-1              2
EHSI Colour                   Collins                S242T404-611            2
EADI Colour                   Collins                S242T404-511            2
EFIS Control Panel            Collins                622-8001-001            2
IRU                           Honeywell              S242T101-112            2
GPWS                          Allied Signal          S220T102                1
VHF Nav                       Collins                822-0761-001            2
ATC Transponder               Allied Signal          066-01127-1301          2
DME                           Collins                622-4540-122            2

                NAVIGATIONAL, COMMUNICATION, ELECTRONIC SYSTEMS,
                           FURNISHING & EQUIPMENT LIST


ADF                           Collins                777-1492-005            2
Marker                        Collins                522-2996-011            1
FMC                           Smiths                 10-62225-002            1
Radio Altimeter               Thompson               9599-607-14931          2
WX-Radar                      Allied Signal          066-50008-0102          1
TCAS Processor                Allied Signal          066-50000-1508          1
EFIS Symbol Generator         Collins                622-8000-101            2
Wheels/Brakes                 Allied Signal          MW 10-61819-28
                                                     NW 10-61063-22

                                   SCHEDULE 2


DELIVERY CONDITIONS


The Aircraft will be delivered "AS IS, WHERE IS" at Delivery Location and with a valid and effective Certificate of Airworthiness in the Standard Category.

The following agreed Delivery Work shall have been performed:

1. Configuration: The Aircraft will be delivered with a standard class 136 passenger configuration with seats to be procured by Sublessee.

2. Paint: The existing markings will be removed and the Aircraft will be delivered in a Frontier paint scheme, using the currently existing base white color and Frontier provided tail decal.

3. TCAS: Installed, as agreed to between Air New Zealand and the Manufacturer.

                                   SCHEDULE 3


ACCEPTANCE CERTIFICATE


This Acceptance Certificate is delivered, on the date set out below by FRONTIER AIRLINES, INC. (Sublessee), to INDIGO PACIFIC AB (Sublessor), pursuant to the Aircraft Sublease Agreement dated November [ ], 1998 between Sublessor and Sublessee (the Sublease). Capitalized terms used in this Certificate shall have the meanings given to such terms in the Sublease.

1.            Sublessee has this [   ] day of [   ] (Time: [   ]) at [   ]
              received from Sublessor possession of:

(a) one (1) Boeing 737-3U3 Aircraft, bearing manufacturer's serial number 28734, registration mark[ ] together with two (2) CFM INTERNATIONAL CFM 56-3C1 engines bearing manufacturer's serial numbers [ ] and [ ], all Parts attached thereto and thereon in an airworthy condition; and

(b) all Aircraft Documents as listed in the Document Receipt attached hereto.

2. The Airframe, Engines and Parts had the following Flight Hours/Cycles at delivery:

(a)           Airframe:

Total hours   Total landings    Flight Hours/ Cycles       Flight Hours/ Cycles
                                since last "C" Check       since last "A" Check
[     ]       [     ]           [     ] Flight Hour        [     ] Flight Hour
                                [     ] Cycles             [     ]Cycles


(b)           Engines:

Position   Serial No.    Total    Total Cycles    Flight Hours/    Flight Hours/
                         Flight                   Cycles since     Cycles since
                         Hours                    last shop visit  last Engine
                                                                   Performance
                                                                   Restoration
                                                                   Visit
[   ]      [   ]         [   ]    [   ]           [   ] Flight     [  ] Flight
                                                        Hours           Hours
                                                  [   ] Cycles     [  ] Cycles

Position   Serial No.    Total    Total Cycles    Flight Hours/    Flight Hours/
                         Flight                   Cycles since     Cycles since
                         Hours                    last shop visit  last Engine
                                                                   Performance
                                                                   Restoration
                                                                   Visit
[   ]      [   ]         [   ]    [   ]           [   ] Flight     [   ] Flight
                                                        Hours            Hours
                                                  [   ] Cycles     [   ] Cycles


Time Remaining to next life limited part removal

                                  Flight Hours                  Cycles
MSN [     ]                       [     ]                      [     ]
MSN [     ]                       [     ]                      [     ]

(c)           APU:

MSN        Total Flight Hours    Flight Hours/ Cycles       Flight Hours/Cycles
                                 remaining until next HSI   remaining on turbine
                                 inspection                 and compressor life
                                                            limited parts

[     ]    [     ]               [     ]                    [     ]

(d)           Landing Gears:

Position   Serial No.    Total Flight       Flight Hours/ Cycles  Flight Hours/
                         Hours/Cycles       since last overhaul   Cycles to next
                                                                  sched. Removal
Nose       [   ]       [   ] Flight Hours [   ] Flight Hours  [   ] Flight Hours
                       [   ] Cycles       [   ] Cycles        [   ] Cycles
Right Main [   ]       [   ] Flight Hours [   ] Flight Hours  [   ] Flight Hours
                       [   ] Cycles       [   ] Cycles        [   ] Cycles
Left Main  [   ]       [   ] Flight Hours [   ] Flight Hours  [   ] Flight Hours
                       [   ] Cycles       [   ] Cycles        [   ] Cycles

(e) Status of components or Parts with time/Cycle and calendar limits (see attached sheet);

(f)           Fuel on board at Delivery: [     ] kilos ([     ] gallons)

3.            Other  technical   information  regarding  the  Aircraft  and  its
              components and any damage thereto are correctly set forth on the Aircraft report and damage chart attached hereto.

4.            Place of Acceptance:

5. Sublessee confirms to Sublessor that as at the time indicated above, being the Delivery Date:

(a) the representations and warranties contained in Article 2 of the Sublease are hereby repeated;

(b)           the Aircraft is insured as required by the Lease; and

(c) Sublessee's authorised technical experts have inspected the Aircraft and the Aircraft Documents to ensure the Aircraft and the Aircraft Documents conform to Sublessee's requirements. The Aircraft and the Aircraft Documents are in accordance with the specifications of the Lease and satisfactory in all respects.

6.            This  Acceptance  Certificate  is  executed  and  delivered by the
              parties in [     ].

IN WITNESS WHEREOF, the parties hereto have caused this Acceptance Receipt to be
executed  in  their   respective   corporate  names  by  their  duly  authorised
representatives as of the day and year first above written.


INDIGO PACIFIC AB

By:


----------------------------------


FRONTIER, INC

By:


----------------------------------

                                   SCHEDULE 4


SUBLEASE SUPPLEMENT


SUBLEASE SUPPLEMENT NO. ______ dated November ___, 1998, between Indigo Pacific AB ("Sublessor") and FRONTIER AIRLINES, INC. ("Sublessee").

Sublessor and Sublessee have previously entered into that certain Aircraft Sublease Agreement dated as of November [ ], 1998 (herein called the "Sublease" and the defined terms therein being hereinafter used with the same meaning). The Sublease provides for the execution and delivery from time to time of a Sublease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Sublease as and when delivered by Sublessor to Sublessee in accordance with the terms thereof.

The Sublease relates to the Aircraft, Parts and Engines as more precisely described below. A counterpart of the Sublease is attached hereto and this Sublease Supplement and the Sublease shall form one document.

In consideration of the premises and other good and sufficient consideration, Sublessor and Sublessee hereby agree as follows:

1. Sublessor hereby delivers and subleases to Sublessee under the Sublease and Sublessee hereby accepts and subleases from Sublessor under the Sublease, that certain used Boeing Model 737-3U3
              Aircraft bearing FAA Registration Mark N309FL, including the Airframe bearing manufacturers serial number 28734 and the two (2) CFM INTERNATIONAL CFM 56-3C1 Engines bearing manufacturer's serial numbers 858670 and 858673 (each of which Engines has in excess of 750 rated takeoff horsepower or the equivalent of such horsepower) described in Schedule 1 herewith ("Delivered Aircraft").

2. The Delivery Date of the Delivered Aircraft is the date of this Sublease Supplement set forth in the opening paragraph hereof.

3. The Lease Term for the Aircraft shall commence on the Delivery Date and shall end on the Expiry Date.

4. The amount of Rent for the Delivered Aircraft is set forth in the Sublease and is payable as provided in the Sublease.

5. Sublessee hereby confirms to Sublessor that (i) the Aircraft and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of Clause 13.12 of the Sublease, (ii) Sublessee has accepted the Aircraft for all purposes hereof and of the Sublease, and (iii) Sublessee has inspected the Aircraft and the Aircraft satisfies the conditions set forth in the Sublease.

6. All of the terms and provisions of the Sublease are hereby incorporated by reference in this Sublease Supplement to the same extent as if fully set forth herein.

7. This Sublease Supplement may be executed in any number of counterparts, each of such counterparts, except as provided in Clause ___ of the Sublease, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Sublease Supplement.

8.            This Lease Supplement has been delivered in New York.


IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease Supplement No. __ to the Sublease to be duly executed as of the day and year first above written.


SUBLESSOR,

INDIGO PACIFIC AB


By:

Title:


SUBLESSEE,

FRONTIER AIRLINES, INC.


By:

Title:

                                   SCHEDULE 5


INSURANCE REQUIREMENTS


1.1           Types of Insurance

The Insurances required to be maintained are as follows:

(a) an All Risks Hull Insurance Policy on the Aircraft on an agreed value basis in an amount not less than the Agreed Value with insurers not entitled to replace the Aircraft in the event of an insured Total Loss and All Risk Hull Insurance Policy on each Engine when not installed no the Aircraft on an agreed value basis not less than the Engine Agreed Value;

(b) insurance covering all risks of physical loss or damage howsoever occasioned in respect of engines, spare parts and equipment forming part of the Aircraft but which for the time being are removed from the Aircraft, and are not insured by the Aircraft's hull and war risk insurance in an agreed value of not less than their replacement cost;

(c) a War Risks Insurance Policy on the Aircraft covering all of those risks which are currently enumerated in Lloyds Form AVN.48B War, Hi-jacking and Other Perils Exclusion Clause (Aviation), other than paragraph (b) thereof to the fullest extent possible and any additional risks which may hereafter be included therein or in any form succeeding to any of its functions on an agreed value basis in any amount not less than the Agreed Value;

(d) Liability Insurance, being Aircraft Third Party Legal Liability, Passenger, Contractual Legal Liability, Baggage Legal Liability, Cargo and Mail Legal Liability and Airline General Third Party
              Legal Liability including war and allied perils to the fullest extent available for a combined single limit of liability bodily injury/property damage of not less than the Minimum Liability Coverage any one accident provided that if the Sublessor on the basis of advice received from an independent insurance adviser believe that such limit should be revised upwards, it shall be replaced by such higher limit as may be appropriate in the light of circumstances prevailing in the international airline industry at the time and provided further that the Sublessor shall not be obliged by this Clause to effect and maintain insurance in respect of any inability to recover from any manufacturer of the Airframe, Engines or any Part, losses and liabilities incurred as a result of negligent manufacture.

1.2           Terms of Hull and Spares Insurance

All required hull and spares insurance, so far as it relates to the Aircraft, will:


(a) Settlement of Losses: provided that any loss will be payable in Dollars to Sublessor's Lender, if none, to Sublessor or at the request of Sublessor to Sublessor's Lender. In respect of any other claim, the relevant policy shall provide that settlement (net of any relevant policy deductible) shall be made with such parties as may be necessary to repair the Aircraft or as otherwise agreed after consultation between the Sublessor's Lender, the Owner Trustee, the Sublessor and the Sublessee. The relevant policy shall provide that such payments shall only be made provided the same are in compliance with all applicable laws and regulations;

(b) 50/50 Provision: if separate hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice AVS. 103A is the current market language;

(c) Deductibles: provide for deductibles in respect of the Aircraft All Risks Hull Insurance Policy or War Risks Insurance Policy of no more than US$250,000 or such other limit as the parties may from time to time agree.

(d) Customary Risks: cover at least such risks as are customarily insured against in the airline industry for an amount not less that the Agreed Value;

(e) Sound Practice: be in accordance with sound international airline practice.

1.3           Terms of Liability Insurance

All required liability insurances will:

(a) cover at least such risks as are customarily insured against in the airline industry and names the additional assured as additional named insured for their respective rights and interest;

(b) be in form and substance in accordance with sound international airline practice (having regard to the type of aircraft or engines involved);

(c) provide that upon payment of any loss or claim by the insurers in accordance with the endorsement relating to the relevant policy naming the additional assured as additional assureds, the insurers shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of the additional assured indemnified under such endorsement relating to the Insurances (but not against any additional assured) and further provides that the insurers shall not exercise such rights without the consent of those additional assured such consent not to be unreasonably withheld and at the expense of the insurers such additional assured shall do all things reasonably necessary to assist the insurers to exercise the said rights;

(d) provide that except in respect of any provision for automatic termination or cancellation specified in the policy or any endorsement thereof, cover for the interests added by the endorsement relating to the relevant policy may only be cancelled or materially altered in a manner adverse to the additional assured by the giving of not less than thirty (30) days (but seven
              (7) days or such lesser period as may be customarily available in respect of War risks) notice in writing to the insurance brokers and that notice shall be deemed to commence from the date such notice is given by the insurers and that such notice will not be given at the normal expiry date of the policy or any endorsement;

(e) is primary without right of contribution from any other insurance which may be available to the additional assured;

(f) subject to the provisions naming the additional assured as additional assured, operates in all respects as if a separate policy had been issued covering each additonal assured;

(g) provides that none of the additional assured shall be responsible for any premiums in respect thereof, and that the insurers shall waive any right of set-off or counterclaim against the additional assured (except in respect of any outstanding premiums in respect of the Aircraft);

(h) provides that the insurance thereunder shall not be invalidated by any act or omission, including misrepresentation and non-disclosure, of any other person which results in breach of any term, condition or warranty of the relevant policy provided that the additional assured so protected has not caused or contributed to or knowingly condoned the said act or omission;

(i) has a deductible in respect of passenger baggage and cargo of an amount which, at any time, is customary in the international aviation market at that time for Boeing 737-300 aircraft in each case in respect of any one claim;

(j) contains a provision insuring (to the extent of the risks covered by the policy) the indemnity provisions of security document entered into in favour of the Sublessor's Lender; and

(k) specifically refers to any security document entered into in favour of the Sublessor's Lender or any loan agreement,



1.4           Terms of All Insurances

All Insurances will:

(a)           Dollars: provide cover denominated in dollars;

(b)           Worldwide:   operate    on  a  worldwide  basis  subject  to  such
              limitations and exclusions as the parties and the insurance market may agree;

(c) Acknowledgment: acknowledge the insurer is aware and has seen a copy of this Agreement, that the Aircraft is owned by Owner Trustee for the benefit of and the existence of any financing or security documents to which Sublessor's Lenders may be party;

(d) Breach of Warranty: provide that, in relation to the interests of each of the additional assureds, the Insurances will not be invalidated by any act or omission, including misrepresentation and non-disclosure, by Sublessee, or any other person provided that such additional assureds regardless of any breach or violation by Sublessee, or any other person other than the respective additional assured seeking protection of any warranty, declaration or condition, contained in such Insurances has not caused or contributed to or knowingly condoned the said act or omission;

(e) Subrogation: provide that upon payment of any loss or claim by the insurers in accordance with the endorsement relating to the relevant policy naming the additional assured as additional assureds, the insurers shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of the additional assured indemnified under such endorsement relating to the Insurances (but not against any additional assured) and further provides that the insurers shall not exercise such rights without the consent of those additional assured such consent not to be unreasonably withheld and at the expense of the insurers such additional assured shall do all things reasonably necessary to assist the insurers to exercise the said rights;

(f) Premiums: provide that the additional assureds will have no obligation or responsibility for the payment of any premiums due but reserve the right to pay the same should any of them elect so to do and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional assureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

(g) Cancellation/Change: provide that the Insurances will continue unaltered for the benefit of the additional assureds for at least thirty (30) days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or instalment thereof has been sent to Sublessor, except in the case of war risks for which 7 days or such lesser period as is or may be customarily available in respect of war risks or allied perils will be given and that notice shall be deemed to commence from the date such notice is given by the insurers and that such notice will not be given at the normal expiry date of the policy or any endorsement; and

(h) Indemnities: accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the policies (it being understood that certain matters listed in Clause 20.1.1: registration, import, overhaul, deregistration, export, manufacture, design and testing and (c) are not covered).

(i)           Endorsement: contains an endorsement naming:

              (i) the Sublessor's Lender as loss payee in the case of a Total Loss;

              (ii) the Sublessor's Lender as loss payee in the case where the amount payable by the insurers upon any claim other than in respect of Total Loss is greater than US$5,000,000; and

              (iii) the Sublessor as loss payee in the case where the amount payable by the Insurers upon any claim other than in respect of a Total Loss is less than US$5,000,000 unless and until the Sublessor's Lender notifies the insurance brokers or the insurers that an Event of Default has occurred, in which event the loss payee shall be the Sublessor's Lender;

(j) specifically refers to each loan agreement or charge between the Owner Trustee and/or the Sublessor and/or any Sublessor's Lender.


1.5           Deductibles

Sublessee shall be responsible for any and all deductibles under the Insurances.

1.6           AVN 67B

Notwithstanding the foregoing, if Sublessee provides insurance certificates in compliance with AVN 67B it shall be regarded as having satisfied those of the insurance provisions set out above that are covered by that endorsement.

1.7           AVN 2000 (or similar)

If AVN 2000 or similar "Date Recognition Exclusion Clause" applies in respect of the Insurances then:

(a)           the Insurance certificate shall state that this is the case; and

(b) the Insurances must provide for AVN 2001 (aircraft exposures) and AVN 2002 (non-aircraft exposures) or similar "Date Recognition Limited Coverage Clauses" and the insurance certificates must state that this is the case.

                                   SCHEDULE 6


RETURN CONDITIONS


On the Redelivery Date, the Aircraft, the Aircraft Documents and all other documents listed in Annex 1 to Schedule 7 will be redelivered to Sublessor by Sublessee in accordance with the procedures and in the condition set out below:

1. the Aircraft shall be returned with a current FAA standard Certificate of Airworthiness and shall meet the requirements of the FAA under Part 121 of the Federal Aviation Regulations or with a FAA Certificate of Airworthiness, if requested by Sublessor;

2. the appearance of the Aircraft shall be clean and cosmetically acceptable by domestic commercial airline standards that will allow immediate placement into commercial passenger service. All passenger windows will be free of crazing;

3. the Aircraft shall have installed the full complement of Engines and other equipment, parts, components, accessories and loose equipment as required by the Agreement to be installed on the Aircraft at Delivery (by serial number), unless agree otherwise by Sublessor in writing, each such item functioning in accordance with manufacturers' specifications and the aircraft maintenance manual provided the passengers seats shall be removed and shall remain the sole property of the Sublessee;

4. the Aircraft shall have been maintained in accordance with Clauses 16 and 17 of the Agreement with the same care and consideration for the technical condition of the Aircraft as if it were to have been kept in continued regular service by Sublessee. The Aircraft will be returned either:

              (a) fresh from the next due C-Check at a FAA approved repair station.; or

              (b) "as is where is" with an appropriate payment of US$35.00 per hour for each flight hour flown since the last most recent C-Check.

5. there shall be no open, outstanding or deferred maintenance items, scheduled or unscheduled, routine or non-routine, against the Aircraft with no evidence of untreated or noticeable corrosion;

6. all major modifications and repairs to the Aircraft will have been accomplished in accordance with current FAA approved data or the Manufacturer's Structural Repair Manual ("SRM" and have been properly documented);

7. each landing gear assembly of the Aircraft will be the same as of Delivery unless otherwise agreed between Sublessee and Sublessor;

8. the Engines will not have been discriminated against, whether by reason of it being Subleased by Sublessee or otherwise, during any shop visit with respect to Sublessee's disk replacement and performance restoration policies for CFM INTERNATIONAL CFM 56-3C1 engines it owns or operates;

9. each engine will be in good working condition with no acceleration in performance deterioration based on the engine trend monitoring data and will pass complete borescope inspections and power assurance runs;

10. the auxiliary power unit (APU) shall be in serviceable condition and meet the same conditions as were met at Delivery (as evidenced by the Acceptance Certificate);

11. Sublessee shall return the Aircraft with the paint restored to original and all logos and markings removed either painted in grey or white or (as Sublessor's option) without any change from Sublessee's livery with the intent that Sublessor repaints the Aircraft, in either case at the sole cost and expense of Sublessee;

12. the Aircraft shall be free and clear of all Security Interests (other than Sublessor Liens) and shall have no components or parts installed which are loaned, borrowed or are subject to rights of third parties under pooling, exchange, overhaul, repair or other similar arrangements;

13.           the Aircraft shall be duly registered with the FAA;

14. neither the Aircraft nor any Engine or Part shall have been discriminated against whether by reason of it being Subleased by Sublessee or otherwise in maintenance, operation, use or in any other manner whatsoever, including, without limitation as to the type of maintenance program applicable to the Aircraft, any Engine or as to compliance with Airworthiness Directives;

15. the Aircraft will be in full compliance with all Airworthiness Directives (AD) issued prior to the Expiry Date and applicable to the Aircraft including operation under FAR Part 121 and which require terminating action or modification by a date (or date based upon projected Flight Hours or Cycles based on average utilization of the Aircraft by Sublessee during the Sublease Period) on or before twelve (12) months after the Expiry Date;

16. any FAA AD's applicable to the Aircraft (including, but not limited to, ageing aircraft and corrosion prevention and control program type) which allow sampling of tasks to be accomplished on other aircraft shall have 100% accomplishment of tasks on the Aircraft, as specified in the relevant FAA AD;

17. the Aircraft will be returned with one (1) complete shipset of Sublessee's galley equipment (containers, waste bins, trolleys and beverage containers);

18. all Manufacturer's free of charge service bulletin kits delivered to Sublessee for the Aircraft will be on board;

19. all Aircraft Documents, and other current and historical records acquired, delivered to or prepared by Sublessee, shall be returned with the Aircraft including, without limitation, time logs showing Aircraft and Engine Flight Hours and Cycles on any given date, documents, manuals (revised up to and including the most current revisions issued by the manufacturer), data, overhaul records, time controlled part traceability to overhaul and "zero time since new" for time controlled parts that have life limits as determined by the manufacturer, the FAA, log books, original Aircraft and Engine delivery documents, serviceable parts tags (including teardown reports for time controlled parts that have been overhauled during the Sublease Period), the FAA forms, modification records, inspection records (including NDT documentation such as x-ray, eddy current, etc.), and all other documentation pertaining to the Aircraft, Engines and Parts. All records discrepancies shall be corrected, and any missing records shall be reconstructed, by Sublessee at Sublessee's sole cost and expense prior to the return of the Aircraft. Records for major alterations (or modifications) shall include FAA approved data, such as supplemental type certificates (STC's), technical standar orders (TSO's) and service bulletin documentation;

                                   SCHEDULE 7


RETURN ACCEPTANCE CERTIFICATE


1. FRONTIER AIRLINES, INC. (Sublessee) and INDIGO PACIFIC AB (Sublessor) have entered into an Aircraft Sublease Agreement dated November [ ], 1998 (Sublease). Unless otherwise defined, capitalised terms used herein will have the meanings set forth in the Sublease.

2.            Sublessor has this [   ] day of [   ] (Time: [   ]) at [   ]
              received from Sublessee possession of:

(a) one (1) Boeing 737-3U3 Aircraft, bearing manufacturer's serial number 28734, registration mark[ ] together with two (2) CFM INTERNATIONAL CFM 56-3C1 engines bearing manufacturer's serial numbers 85716 and 85717, all Parts attached thereto and thereon in an airworthy condition; and

(b) all Aircraft Documents as listed in the Document Receipt attached hereto.

3. The Airframe, Engines and Parts had the following Flight Hours/Cycles at return:

(a)           Airframe:

Total hour    Total landings     Flight Hours/ Cycles       Flight Hours/ Cycles
                                 since last "C" Check       since last "A" Check
[     ]       [     ]            [     ] Flight Hour        [     ] Flight Hour
                                 [     ] Cycles             [     ] Cycles


(b)           Engines:

Position      Serial      Total      Total      Flight Hours/      Flight Hours/
              No.         Flight     Cycles     Cycles since       Cycles since
                          Hours                 last shop visit    last Engine
                                                                   Performance
                                                                   Restoration
                                                                   Visit
[    ]        [    ]      [    ]     [    ]     [    ] Flight      [    ] Flight
                                                       Hours              Hours
                                                [    ] Cycles      [    ] Cycles

Position      Serial      Total      Total      Flight Hours/      Flight Hours/
              No.         Flight     Cycles     Cycles since       Cycles since
                          Hours                 last shop visit    last Engine
                                                                   Performance
                                                                   Restoration
                                                                   Visit
[    ]        [    ]      [    ]     [    ]     [    ] Flight      [    ] Flight
                                                       Hours              Hours
                                                [    ] Cycles      [    ] Cycles


Time Remaining to next life limited part removal

                          Flight Hours                             Cycles
MSN [     ]               [     ]                                  [     ]
MSN [     ]               [     ]                                  [     ]

(c)           APU:

MSN           Total Flight       Flight Hours/ Cycles       Flight Hours/Cycles
              Hours              remaining until next HSI   remaining on turbine
                                 inspection                 and compressor life
                                                            limited parts
[     ]       [     ]            [     ]                    [     ]

(d)           Landing Gears:

Position      Serial      Total Flight      Flight Hours/ Cycles  Flight Hours/
              No.         Hours/Cycles      since last overhaul   Cycles to next
                                                                  sched. Removal
Nose          [   ]       [   ] Flight      [   ] Flight          [   ] Flight
                                Hours             Hours                 Hours
                          [   ] Cycles      [   ] Cycles          [   ] Cycles
Right Main    [   ]       [   ] Flight      [   ] Flight          [   ] Flight
                                Hours             Hours                 Hours
                          [   ] Cycles      [   ] Cycles          [   ] Cycles
Left Main     [   ]       [   ] Flight      [   ] Flight          [   ] Flight
                                Hours             Hours                 Hours
                          [   ] Cycles      [   ] Cycles          [   ] Cycles

(e) Status of components or Parts with time/Cycle and calendar limits (see attached sheet);

(f)           Fuel on board at return: [     ] kilos ([     ] gallons)

4.            Other  technical  information  regarding  the  Aircraft  and   its
              components   including  damage  are correctly  set  forth  on  the
              Aircraft report and damage chart attached hereto.

5. The above specified Aircraft, Engines and documents are hereby accepted by Sublessor subject to:

(a)           the provisions of the Sublease; and

(b) correction by Sublessee of the discrepancies specified in Annexure 2 hereto (which correction Sublessee hereby undertakes to perform as soon as reasonably possible).

6. Subject to Paragraph 7, the leasing of the Aircraft by Sublessor to Sublessee pursuant to the Sublease is hereby terminated without prejudice to Sublessee's continuing obligations under the Sublease including, without limitation, Clauses 19 and 20.

7. Sublessee represents and warrants that during the term of the Sublease all maintenance and repairs to the Airframe and Engines were performed in accordance with the requirements contained in the Sublease. Sublessee further confirms that all of its obligations under the Sublease whether accruing prior to the date hereof or which survive the termination of the Sublease by their terms and accrue after the date hereof, will remain in full force and effect until all such obligations have been satisfactorily completed. Sublessee represented that the documents delivered and listed in Annexure 1 are true and accurate.

8.            This  Return  Acceptance  Certificate is executed and delivered by
              the parties in [     ].

IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptance Receipt to be executed in their respective corporate names by their duly authorised representatives as of the day and year first above written.


INDIGO PACIFIC AB



By:

Title:

FRONTIER AIRLINES, INC.



By:

Title:

ATTACHMENTS:

1.            Aircraft Documents

2.            List of Discrepancies




                                   Annexure 1


Aircraft Documents


The (a) manuals and (b) Aircraft Documents set forth below are to be returned with the Aircraft in a current, up-to-date and correct status.

List


Quantity Required

1. Specific List of all Records and Documents transferred with the equipment

2.       Cross  Reference List;  Operator/Manufacturer  Part  Number  and Serial
         Number


Documents

Quantity Required
1. Aircraft Description and Status Summary in the form of Schedule 1 to the Sublease Agreement.
2.       Emergency Equipment Installation Drawings
3.       Aircraft Readiness log (revised to Expiry Date)
4.       FAA approved Airplane Flight Manual (AFM)
5.       Manufacturer's Flight Crew Operating Manual
6.       Weight and Balance Control and Loading Manual; last weighing
7.       Minimum Equipment List (MEL)
8.       MEL Procedures Manual
9.       Maintenance Manual (Manufacturer and Sublessee) (Tape)
10.      Wiring Diagram Manual
11.      System Schematics
12.      Fault Isolation Manuals
13.      Non-Destructive Test (NDT) Manual (if Sublessee unique)
14.      Structural Repair Manual (SRM)
15.      Illustrated Parts Catalog (IPC) (Manufacturer and Sublessee)
16.      A copy of galley drawings and galley manuals
17.      Scheduled Maintenance Program
18.      Maintenance Requirement Items List
19.      Ageing Aircraft Programmes:
(a)      Ageing Aircraft Service Action Requirements;
(b)      Corrosion Prevention and Control;
(c)      Supplemental Inspection Program (SID);
(d)      Ageing Aircraft Repair Assessment Program;
(e)      Ageing Aircraft Maintenance Planning
(f)      Aircraft Detail Specification


Records

Quantity Required
1.       Current Component Inventory List (updated to the date of Redelivery)
                       -----------------------------------
2.       Service Bulletin (SB) Accomplishment List
3.       Record of last Compass Swing
4.       List of Oils and Fluids
5.       Aircraft/Cockpit Log Books (current and file copies)
6.       Engine Log Books
7.       Auxiliary Power Unit (APU) Log Book
8.       All applicable Modification Records
9.       All applicable Forms 337's, Major Repair and Alteration
10.      All applicable Major and Minor Repair Records
11.      Airworthiness Directive (AD) Compliance Summary
12.      All applicable Airworthiness Directive Records and Documentation
13.      Quality Control Statements:
(a)      List of Supporting FAR 145 Repair Stations;
(b)      Accidents and Incidents Statements;
(c)      Assistance, as required, in acquiring outstanding records;
14.      Time Controlled Component List, history and status
15.      Life Limited Part (LLP) List, history and status
16.      Maintenance Check Status and Summary
17.      Total Time and Cycle Justification
18.      All other applicable Maintenance Records including:
(a) All records including the most recent of all Aircraft checks (service checks, A Checks, B Checks, C Checks, D Checks, etc);
(b) All Engine and APU shop repair/overhaul records including the most recent restoration of each engine module and last overhaul and HSI for the APU;
(c) All Landing Gear overhaul records including the most recent overhaul of each Landing Gear.


Certificates

Quantity Required
1.       Current Airworthiness Certificate
2.       Current Noise Certificate
3.       Current Registration
4.       Current Radio License
5.       Supplemental Type Certificates and back up data


Confirmation

1. At Sublessor's request, confirmation that the Aircraft has been deregistered.

Receipt of the foregoing documents, except as noted, is hereby acknowledged.

                                   Annexure 2

Discrepancies

                                   SCHEDULE 9


MONTHLY AIRCRAFT UTILIZATION AND STATUS REPORT


To:           INDIGO PACIFIC AB
From:         FRONTIER
Aircraft type: Boeing 737-300
Registration:
Serial number:                               Month of:

--------------------------------------------------------------------------------
Aircraft Total Time Since New                      Flight Hours:
--------------------------------------------------------------------------------
Aircraft Total Cycles Since New                    Cycles:
--------------------------------------------------------------------------------
Airframe Flight Hours Flown During Month           Flight Hours:
--------------------------------------------------------------------------------
Airframe Cycles/Landing During Month               Cycles:
--------------------------------------------------------------------------------
Time Remaining to C7 Check
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Engine Serial Number:                         Engine Serial Number
Original Position:                            Original Position:
--------------------------------------------------------------------------------
Actual Location:                              Actual Location:
--------------------------------------------------------------------------------
Total Time Since New                          Total Time Since New
--------------------------------------------------------------------------------
Total Cycles Since New                        Total Cycles Since New
--------------------------------------------------------------------------------
Flight Hours Flown During Month               Flight Hours Flown During Month
--------------------------------------------------------------------------------
Cycles During Month                           Cycles During Month
--------------------------------------------------------------------------------
Time since last Borescope                     Time since last Borescope
--------------------------------------------------------------------------------
Time remaining until next Borescope
--------------------------------------------------------------------------------
Time remaining until next Borescope
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Landing Gear:          TSN                   CSN
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RH Main
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LH Main
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Nose
--------------------------------------------------------------------------------

Note: If an Engine is removed or installed on another Aircraft (subject to the provisions of the Agreement) it must be reported monthly on this form.

Any service bulletins, Airworthiness Directives, engineering modifications or changes: .......................................................................
 ................................................................................


--------------------------------------------------------------------------------
                    Hours/Cycles Flown   x  US$ Per Flight   =   Reserve payment
                    During Month                Hour/Cycle
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Airframe                Hrs.             x    $70.00                 =
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Original Engine Serial  Hrs              x                           =
Number:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Original Engine Serial  Hrs.             x                           =
Number:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Total Engines:          Hrs.             x    $80,00                 =
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LLP                     Hrs.             x    $20,00                 =
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Landing Gear            Cycles:          x    $10,00                 =
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APU                     Hrs.             x    $6,00                  =
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                              Total
--------------------------------------------------------------------------------

                                   SCHEDULE 10


POWER OF ATTORNEY


The undersigned, [ ] (the Sublessee) refers to the Aircraft Lease Agreement dated as of [ ], as amended and supplemented from time to time (the Lease) between, among others [ ] (the Sublessor) and the Company with respect to one
(1) Aircraft bearing manufacturer's serial number [ ] and registration mark [ ] (the Aircraft).

In consideration of the sum of US$ 1 paid by the Sublessor to the Sublessee (the receipt and sufficiency of which is hereby acknowledged). The Sublessee irrevocably appoints each of the Sublessor and [ ] (severally each an Attorney) its true and lawful attorney to execute and to do an perform upon its behalf and in its name or otherwise to deliver any documents, instruments or certificates with such amendments thereto (if any) which may be required to obtain deregistration of the Aircraft from the register of aircraft maintained by the Federal Aviation Administration of the United States of America and the export of the Aircraft from the [ ] upon the lawful termination of the Lease of the Aircraft.

AND generally to do any and all such acts and things and to execute under seal or hand (as appropriate) and deliver any and all documents under seal or under hand (as appropriate) as may be requested or required for such deregistration and export.

AND the Sublessee hereby undertakes from time to time and at all times to indemnify the Attorney against all costs, claims, expenses and liabilities howsoever incurred by all such Attorney in connection herewith and further undertakes to ratify and confirm whatsoever the Attorney shall lawfully do or cause to be done in or by virtue of this Power of Attorney.

AND for the better doing, performing and executing of the matters and things aforesaid the Sublessee hereby further grants unto the Attorney full power and authority to substitute and appoint in its place one or more attorney or attorneys to exercise for them as attorney or attorneys of the Sublessee any or all the powers and authorities hereby conferred and to revoke any such appointments from time to time and to substitute or appoint any other or others in the place of such attorney or attorneys as each attorney shall from time to time think fit.

This Power of Attorney shall be subject to, governed by and construed in accordance with the laws of the State of New York.